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                                                                   EXHIBIT 10.13

                       CLARK REFINING & MARKETING, INC.

                               CREDIT AGREEMENT


          This CREDIT AGREEMENT is dated as of November 21, 1997, and entered into by and among CLARK REFINING & MARKETING, INC., a Delaware corporation ("Company"), GOLDMAN SACHS CREDIT PARTNERS L.P., as arranger (in such capacity, "Arranger"), GOLDMAN SACHS CREDIT PARTNERS L.P. ("GSCP"), as syndication agent (in such capacity, "Syndication Agent"), STATE STREET BANK AND TRUST COMPANY OF MISSOURI, N.A. ("State Street"), as payment agent (the "Paying Agent"), THE FINANCIAL INSTITUTIONS LISTED ON THE SIGNATURE PAGES HEREOF (each individually referred to herein as a "Lender" and collectively as "Lenders"), and GOLDMAN SACHS CREDIT PARTNERS ("GSCP"), as administrative agent for Lenders (in such capacity, "Administrative Agent").


                                R E C I T A L S

          WHEREAS, on or before the Closing Date, Company will issue and sell
(i) not less than $125,000,000 in aggregate principal amount of Fixed Rate Senior Notes and (ii) not less than $175,000,000 in aggregate principal amount of Subordinated Notes; and

          WHEREAS, Lenders have agreed to extend certain credit facilities to Company, the proceeds of which will be used together with the proceeds of the issuance and sale of the Fixed Rate Senior Notes and the Subordinated Notes described above, (i) to redeem all of Company's 10-1/2% Senior Notes, (ii) to replenish Company's cash reserves or (iii) for other general corporate purposes.

          NOW, THEREFORE, in consideration of the premises and the agreements, provisions and covenants herein contained, Company, Lenders and Agent agree as follows:


                                  SECTION 1.
                                  DEFINITIONS

1.1  Certain Defined Terms.

     The following terms used in this Agreement shall have the following meanings:

          "Acquired Debt" means with respect to any specified Person, (i) Indebtedness of any other Person existing at the time such other Person is merged with or into or

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     became a Subsidiary of such specified Person, including, without limitation, Indebtedness incurred in connection with, or in contemplation of, such other Person merging with or into or becoming a Subsidiary of such specified Person, and (ii) Indebtedness secured by a Lien encumbering any asset acquired by such specified Person.

          "Adjusted Eurodollar Rate" means, for each Interest Period during which any Eurodollar Loan is outstanding subsequent to the initial Interest Period, the rate determined by Company (notice of such rate to be sent to the Paying Agent by Company on the date of determination thereof) equal to the average (rounded upwards, if necessary, to the nearest 1/16 of 1%) of the offered rates for deposits in U.S. dollars with maturities comparable to such Interest Period, as set forth on the Reuters Screen LIBO Page as of 11:00 a.m., London time, on the Interest Rate Determination Date for such Interest Period; provided, however, that if only one such offered rate appears on the Reuters Screen LIBO Page, the Adjusted Eurodollar Rate for such Interest Period shall mean such offered rate. If such rate is not available at 11:00 a.m., London time, on the Interest Rate Determination Date for such Interest Period, then the Adjusted Eurodollar Rate for such Interest Period shall mean the arithmetic mean (rounded upwards, if necessary, to the nearest 1/16 of 1%) of the interest rates per annum at which deposits in amounts equal to US $1,000,000 are offered by the Reference Banks to leading banks in the London Interbank Market for a period comparable to such Interest Period as of 11:00 a.m., London time, on the Interest Rate Determination Date for such Interest Period. If on any Interest Rate Determination Date, at least two of the Reference Banks provide such offered quotations, then the Adjusted Eurodollar Rate for such Interest Period shall be determined in accordance with the preceding sentence on the basis of the offered quotation of those Reference Banks providing such quotations.

          "Administrative Agent" has the meaning assigned to that term in the introduction to this Agreement and also means and includes any successor Administrative Agent appointed pursuant to subsection 8.5.

          "Affected Lender" has the meaning assigned to that term in subsection 2.6B.

          "Affiliate" of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For the purposes of this definition, "control" when used with respect to any specified Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative to the foregoing.

          "Agent" means, individually, each of Arranger, Syndication Agent, Paying Agent and Administrative Agent and "Agents" means Arranger, Syndication Agent, Paying Agent and Administrative Agent, collectively.

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          "Agreement" means this Credit Agreement dated as of November 21,
     1997, as it may be amended, supplemented or otherwise modified from time to time.

          "AOC Payment" means all payments made to AOC Limited Partnership, a limited partnership organized under the laws of the State of Missouri, constituting ``Additional Redemption Consideration" required to be paid by Holdings pursuant to Section 2.4 of the Stock Purchase and Redemption Agreement.

          "Arranger" has the meaning assigned to that term in the introduction to this Agreement.

          "Asset Disposition" by any Person means any transfer, conveyance, sale, lease or other disposition by such Person or any of its Restricted Subsidiaries (including a consolidation or merger or other sale of any such Restricted Subsidiaries with, into or to another Person in a transaction in which such Restricted Subsidiary ceases to be a Restricted Subsidiary, but excluding a disposition by a Restricted Subsidiary of such Person to such Person or a Restricted Subsidiary of such Person or by such Person to a Restricted Subsidiary of such Person) of (i) shares of Capital Stock (other than directors' qualifying shares) or other ownership interests of a Restricted Subsidiary of such Person, (ii) substantially all of the assets of such Person or any of its Restricted Subsidiaries representing a division or line of business or (iii) other assets or rights of such Person or any of its Restricted Subsidiaries outside of the ordinary course of business, which in the case of either clause (i), (ii) or (iii), whether in a single transaction or a series of related transactions, result in Net Available Proceeds in excess of $10,000,000; provided that (x) any transfer, conveyance, sale, lease or other disposition of assets securing the Existing Credit Agreement in connection with the enforcement of the security interests therein and (y) any sale of crude oil pursuant to the contracts governing the transactions contemplated by the Gulf Merger Agreement and Gulf Oil Purchase Contract shall not be deemed an Asset Disposition hereunder.

          "Asset Disposition Trigger Date" has the meaning assigned to that term in subsection 6.7.

          "Assignment Agreement" means an Assignment Agreement in substantially the form of Exhibit V annexed hereto.

          "Attributable Indebtedness" means the total net amount of rent required to be paid during the remaining primary term of any particular lease under which any Person is at the time liable, discounted at the rate per annum equal to the weighted average interest rate borne by the Loans, the Fixed Rate Senior Notes and the Subordinated Notes.

          "Bankruptcy Code" means Title 11 of the United States Code entitled "Bankruptcy", as now and hereafter in effect, or any successor statute.

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          "Base Rate" means the per annum rate, at any time, equal to the sum of
     (i) the higher of (x) the Prime Rate or (y) the rate which is 1/2 of 1% in excess of the Federal Funds Effective Rate plus (ii) 1.75%.

          "Base Rate Loans" means Loans bearing interest at rates determined by reference to the Base Rate.

          "Blackstone" means Blackstone Capital Partners III Merchant Banking Fund L.P. and its Affiliates.

          "Blackstone Transaction" means the acquisition of 13,500,000 shares of common stock of Holdings previously held by Trizec Hahn Corporation and certain of its Subsidiaries.

          "Board Resolution" means a copy of a resolution certified by the Secretary or an Assistant Secretary of Company to have been duly adopted by the board of Directors and to be in full force and effect on the date of such certification, as set forth in an Officers' Certificate delivered to the Administrative Agent.

          "Borrowing Base" means, as of any date, an amount equal to the sum of (i) 95% of the accounts receivable owned by Company and its Restricted Subsidiaries (excluding any accounts receivable from Restricted Subsidiaries and any accounts receivable that are more than 90 days past due) as of such date, plus (ii) 90% of the market value of inventory owned by Company and its Restricted Subsidiaries as of such date, plus (iii) 100% of the cash and Cash Equivalents owned by Company and its Restricted Subsidiaries as of such date that are, as of such date, held in one or more separate accounts under the direct control of the agent bank under the Existing Credit Agreement and that are as of such date pledged to secure working capital borrowings under the Existing Credit Agreement, minus (iv) the principal amount of borrowings outstanding as of such date under the Existing Credit Agreement to the extent that the amount of such borrowings exceeds the sum of clauses (i) and (ii) above, all of the foregoing calculated on a consolidated basis in accordance with GAAP.

          "Business Day" means (i) for all purposes other than as covered by clause (ii) below, any day excluding Saturday, Sunday and any day which is a legal holiday under the laws of the State of New York or the state in which the Funding and Payment Office is located or is a day on which banking institutions located in such states are authorized or required by law or other governmental action to close, and (ii) with respect to all notices, determinations, fundings and payments in connection with the Adjusted Eurodollar Rate or any Eurodollar Rate Loans, any day that is a Business Day described in clause (i) above and that is also a day for trading by and between banks in Dollar deposits in the London interbank market.

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          "Capital Lease" means, at the time any determination thereof is to be made, any lease of property, real or personal or mixed, in respect of which the present value of the minimum rental commitment would be capitalized on a balance sheet of the lessee in accordance with GAAP.

          "Capitalized Lease Obligation" of any Person means any lease of any property (whether real, personal or mixed) by such Person as lessee which, in conformity with GAAP, is required to be accounted for as a Capital Lease on the balance sheet of that Person.

          "Capital Stock" means (i) in the case of a corporation, corporate stock, (ii) in the case of any association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock and (iii) in the case of a partnership, partnership interests (whether general or limited).

          "Cash Equivalents" means (i) United States dollars, (ii) securities issued or directly and fully guaranteed or insured by the United States government or any agency or instrumentality thereof, (iii) certificates of deposit and eurodollar time deposits with maturities of six months or less from the date of acquisition, bankers' acceptances with maturities not exceeding six months and overnight bank deposits, in each case with any domestic commercial bank having capital and surplus in excess of $500,000,000 and a Keefe Bank Watch Rating of ``B" or better, (iv) repurchase obligations with a term of not more than seven days for underlying securities of the types described in clauses (ii) and (iii) entered into with any financial institution meeting the qualifications specified in clause (iii) above and (v) commercial paper having the highest rating obtainable from Moody's or S&P and, in each case, maturing within six months after the date of acquisition.

          "Certificate re Non-Bank Status" means a certificate substantially in the form of Exhibit VI annexed hereto delivered by a Lender to Agent pursuant to subsection 2.7B(iii).

          "Change of Control" means any transaction the result of which is that any Person (an "Acquiring Person") other than Blackstone, or a Person a majority of whose voting equity is owned by Blackstone, becomes the "Beneficial Owner" (as determined in accordance with Rule 13d-3 of the Exchange Act), directly or indirectly, of shares of stock of Company or Holdings entitling such Acquiring Person to exercise 50% or more of the total voting power of all classes of stock of Company or Holdings, as the case may be, entitled to vote in elections of directors.

          "Change of Control Triggering Event" means the occurrence of a Change of Control resulting in a Rating Decline.

                                       5
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          "Chevron Payment" means that certain contingent payment obligation of Holdings to Chevron U.S.A. Inc. based on industry refining margins and the volume of refined oil products produced at the Port Arthur Refinery over a five-year period, pursuant to Section 3.1(d) of the Asset Purchase Agreement, dated as of August 18, 1994, between Holdings and Chevron U.S.A. Inc., as amended.

          "Closing Date" means the date on or before November 21, 1997, on which the Loans are made.

          "Commission" means the Securities and Exchange Commission, as from time to time constituted, created under the Exchange Act, or, if at any time after the execution of this Agreement such commission is not existing and performing the duties now assigned to it under the Trust indenture Act, the body performing such duties at such time.

          "Commitment" means the commitment of a Lender to make a Loan to Company pursuant to subsection 2.1A, and "Commitments" means such commit ments of all Lenders in the aggregate.

          "Company" has the meaning assigned to that term in the introduction to this Agreement until a successor Person shall have become such pursuant to the applicable provisions of this Agreement, and thereafter "Company" shall mean such successor Person.

          "Consolidated Adjusted Net Worth" of any Person means the total amount of consolidated stockholder's equity (par value plus additional paid-in capital (including all Capital Stock except as excluded below) plus retained earnings or minus accumulated deficit) of such Person as reflected on the consolidated balance sheet of such Person and its Restricted Subsidiaries for the most recent Fiscal Quarter prior to the event requiring such determination to be made, after excluding (to the extent otherwise included therein and without duplication) the following (the amount of such stockholder's equity and deductions therefrom to be computed, except as noted below, in accordance with GAAP consistently applied): (i) any amount receivable but not paid from sales of Capital Stock of such Person or its Restricted Subsidiaries determined on a consolidated basis; (ii) any revaluation or other write-up in book value of assets subsequent to the date hereof (other than write-ups of oil inventory previously written down and other than reevaluations or write-ups upon the acquisition of assets acquired in a transaction to be accounted for by purchase accounting under GAAP); (iii) treasury stock; (iv) an amount equal to the excess, if any, of the amount reflected on the books and records of such Person or its Restricted Subsidiaries for the securities of any Person which is not a Restricted Subsidiary of such Person over the lesser of cost or market value (as determined in good faith by the board of directors of such Person or such Restricted Subsidiary); (v) Disqualified Capital Stock;
     (vi) equity securities of such Person or its Restricted Subsidiaries which are not Disqualified Capital Stock but which are exchangeable for or convertible into debt

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     securities of such Person or such Restricted Subsidiary, as the case may be, other than at the option of such Person or such Restricted Subsidiary except to the extent that the exchange or conversion rights in such other equity securities cannot, under any circumstances, be exercised prior to November 15, 2004; and (vii) the cumulative foreign currency translation adjustment, if any; and (viii) write-offs of non-cash items in an amount not to exceed $80,000,000.

          "Consolidated Net Operating Income" means, when used with reference to any Person, for any period, the aggregate of the Net Income of such Person and its Restricted Subsidiaries for such period, on a consolidated basis, determined in accordance with GAAP, provided that (i) the Net Income of any Person which is not a Subsidiary of such Person or is accounted for by the equity method of accounting shall be included only to the extent of the amount of dividends or distributions paid to such Person or its Restricted Subsidiaries, (ii) the Net Income of any Unrestricted Subsidiary shall be excluded (except to the extent distributed to Company or one of its Subsidiaries), (iii) the Net Income of any Person acquired in a pooling of interests transaction for any period prior to the date of such acquisition shall be excluded, (iv) extraordinary gains and losses and gains and losses from the sale of assets outside the ordinary course of such Person's business shall be excluded, (v) the cumulative effect of changes in accounting principles in the year of adoption of such changes shall be excluded and (vi) the tax effect of any of the items described in clauses (i) through (v) above shall be excluded.

          "Consolidated Net Tangible Assets" of a Person means the consolidated total assets of such Person and its Restricted Subsidiaries determined in accordance with GAAP, less the sum of (i) all current liabilities and current liability items, and (ii) all goodwill, trade names, trademarks, patents, organization expense, unamortized debt discount and expense and other similar intangibles properly classified as intangibles in accordance with GAAP.

          "Consolidated Operating Cash Flow" means with respect to any Person, Consolidated Net Operating Income of such Person and its Restricted Subsidiaries without giving effect to gains and losses on securities transactions (net of related taxes) for the period described below, increased by the sum of (i) consolidated Fixed Charges of such Person and its Restricted Subsidiaries which reduced Consolidated Net Operating Income for such period, (ii) consolidated income tax expense (net of taxes relating to gains and losses on securities transactions) of such Person and its Restricted Subsidiaries which reduced Consolidated Net Operating Income for such period, (iii) consolidated depreciation and amortization expense (including amortization of purchase accounting adjustments) of such Person and its Restricted Subsidiaries and other noncash items to the extent any of which reduced Consolidated Net Operating Income for such period, (iv) expenses incurred in connection with the Blackstone Transaction in an amount not to exceed $9,000,000, and (v) any annual management monitoring, consulting and advisory fees and related expenses paid to Blackstone and its Affiliates in an amount not to exceed

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     $2,000,000, less noncash items which increased Consolidated Net Operating
     Income for such period, all as determined for such Person and its consolidated Restricted Subsidiaries in accordance with GAAP for the four full Fiscal Quarters for which financial information in respect thereof is available immediately prior to the Transaction Date.

          "Consolidated Operating Cash Flow Ratio" means, with respect to any Person, the ratio of (i) Consolidated Operating Cash Flow of such Person and its Restricted Subsidiaries for the four Fiscal Quarters for which financial information in respect thereof is available immediately prior to the Transaction Date to (ii) the aggregate Fixed Charges of such Person and its Restricted Subsidiaries for such four Fiscal Quarters, such Fixed Charges to be calculated on the basis of the amount of the Indebtedness and Capitalized Lease Obligations of such Person and its Restricted Subsidiaries outstanding on the Transaction Date and assuming the continuation of market interest rate levels prevailing on the Transaction Date in any calculation of interest rates in respect of floating interest rate obligations; provided, however, that if such Person or any Restricted Subsidiary of such Person shall have acquired, sold or otherwise disposed of any Material Asset or engaged in an Equity Offering during the four full Fiscal Quarters for which financial information in respect thereof is available immediately prior to the Transaction Date or during the period from the end of such fourth full Fiscal Quarter to and including the Transaction Date, the calculation required in clause (i) above will be made giving effect to such acquisition, sale or disposition or the other investment of the Net Available Proceeds of such Equity Offering on a pro forma basis as if such acquisition, sale, disposition or investment had occurred at the beginning of such four full Fiscal Quarter period without giving effect to clause (iii) of the definition of "Consolidated Net Operating Income" (that is, including in such calculation the Net Income for the relevant prior period of any Person acquired in a pooling of interests transaction, notwithstanding the provisions of said clause
     (iii)); provided, further, that Fixed Charges of such Person during the applicable period shall not include the amount of consolidated interest expense which is directly attributable to Indebtedness to the extent such Indebtedness is reduced by the proceeds of the incurrence of such Indebtedness which gave rise to the need to calculate the Consolidated Operating Cash Flow Ratio. Any such pro forma calculation may include adjustments appropriate, in the reasonable determination of Company as set forth in an Officer's Certificate, to (i) reflect operating expense reductions reasonably expected to result from the acquisition by Company of such Material Asset or (ii) eliminate the effect of any extraordinary accounting event with respect to any acquired Person on Consolidated Net Operating Income.

          "Disposition" means, with respect to any Person, any merger, consolidation or other business combination involving such Person (whether or not such Person is the Surviving Person) or the sale, assignment, transfer, lease, conveyance or other disposition of all or substantially all of such Person's assets.

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          "Disqualified Capital Stock" means any Capital Stock of Company that, either by its terms or by the terms of any security into which it is convertible or exchangeable, is, or upon the happening of any event or passage of time would be, required to be redeemed or purchased (other than pursuant to an offer to repurchase such Capital Stock following a Change of Control, which offer may not be completed until 45 days after Company prepays the Loans, if required by Lenders, pursuant to subsection 2.4B(ii)(b)), including at the option of the holder, in whole or in part, or has, or upon the happening of an event or passage of time would have, a redemption, sinking fund or similar payment due, on or prior to November 15, 2004.

          "Dollars" and the sign "$" mean the lawful money of the United States of America.

          "Eligible Assignee" means (A) (i) a commercial bank organized under the laws of the United States or any state thereof; (ii) a savings and loan association or savings bank organized under the laws of the United States or any state thereof; (iii) a commercial bank organized under the laws of any other country or a political subdivision thereof; provided that (x) such bank is acting through a branch or agency located in the United States or (y) such bank is organized under the laws of a country that is a member of the Organization for Economic Cooperation and Development or a political subdivision of such country; and (iv) any other entity which is an "accredited investor" (as defined in Regulation D under the Securities
     Act) which extends credit or buys loans as one of its businesses including insurance companies, mutual funds and lease financing companies; and (B) any Lender, any Affiliate of any Lender and, with respect to any Lender that is an investment fund that invests in commercial loans, any other investment fund that invests in commercial loans and that is managed or advised by the same investment advisor as such Lender or by an Affiliate of such investment advisor; provided that no Affiliate of Holdings shall be an Eligible Assignee.

          "Equity Offering" means any public or private sale of Capital Stock (including options, warrants or rights with respect thereto) of Company or of Holdings.

          "Eurodollar Rate Loans" means Loans bearing interest at rates determined by reference to the Adjusted Eurodollar Rate as provided in subsection 2.2A.

          "Event of Default" means each of the events set forth in Section 7.

          "Excess Proceeds" has the meaning assigned to that term in subjection 6.7.

          "Exchange Act" means the Securities Exchange Act of 1934, as amended from time to time, and any successor statute.

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          "Exchange Debentures" means the 11-1/2% Subordinated Exchange
     Debentures due 2009 which may be exchanged for the Exchangeable Preferred Stock of Holdings at the option of Holdings.

          "Exchangeable Preferred Stock" means the 11-1/2% Senior Cumulative Exchangeable Preferred Stock of Holdings.

          "Excluded Contribution" means the net cash proceeds received by Company after the Closing Date from (a) contributions to its common equity capital and (b) the sale (other than to a Subsidiary or to any Company or Subsidiary management equity plan or stock option plan or any other management or employee benefit plan or agreement) of Capital Stock of Company (other than Disqualified Capital Stock), in each case, designated as Excluded Contributions pursuant to an Officers' Certificate.

          "Existing Credit Agreement" means that certain Credit Agreement, dated as of September 25, 1997, by and among Company and the financial institutions party thereto, including any related notes, recorded or otherwise perfected under applicable law (including any conditional sale or other title guarantees, collateral documents, instruments and agreements executed in connection therewith), and in each case as amended, modified, extended, renewed, refunded, replaced or refinanced from time to time.

          "Existing Indebtedness" means any Indebtedness of Company and its Subsidiaries incurred or outstanding as of the Closing Date and in any event Indebtedness evidenced by the Existing Credit Agreement whether or not outstanding on the Closing Date.

          "Federal Funds Effective Rate" means, for any period, a fluctuating interest rate equal for each day during such period to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, as published for such day (or, if such day is not a Business Day, for the next preceding Business Day) by the Federal Reserve Bank of New York, or, if such rate is not so published for any day which is a Business Day, the average of the quotations for such day on such transactions received by Administrative Agent from three Federal funds brokers of recognized standing selected by Administrative Agent.

          "Fiscal Quarter" means a fiscal quarter of any Fiscal Year.

          "Fiscal Year" means the fiscal year of Company and its Subsidiaries ending on December 31 of each calendar year.

          "Fixed Charges" of any Person means, for any period, the sum of (i) consolidated Interest Expense of such Person and its Restricted Subsidiaries, plus (ii) all but the principal component of rentals in respect of consolidated Capitalized Lease

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     Obligations of such Person and its Restricted Subsidiaries paid, accrued or scheduled to be paid or accrued by such Person and its Restricted Subsidiaries during such period, and determined in accordance with GAAP plus (iii) all cash dividend payments (excluding items eliminated in consolidation) on any series of preferred stock of such Person. For purposes of this definition, (a) interest on Indebtedness which accrues on a fluctuating basis for periods succeeding the date of determination shall be deemed to accrue at a rate equal to the average daily rate of interest in effect during such immediately preceding Fiscal Quarter, and (b) interest on a Capitalized Lease Obligation shall be deemed to accrue at an interest rate reasonably determined in good faith by the chief financial officer, treasurer or controller of such Person to be the rate of interest implicit in such Capitalized Lease Obligation in accordance with GAAP (including Statement of Financial Accounting Standards No. 13 of the Financial Accounting Standards Board).

          "Fixed Rate Senior Notes" means the senior notes due November 15, 2007 issued by Company pursuant to the Fixed Rate Senior Note Indenture.

          "Fixed Rate Senior Note Indenture" means the Indenture dated as of November 21, 1997 between Company and Bankers Trust Company, as trustee, pursuant to which the Fixed Rate Senior Notes are issued, as such Indenture may hereafter be amended, restated, supplemented or otherwise modified from time to time in accordance with the terms hereof and thereof.

          "Funding and Payment Office" means (i) the office of Paying Agent or
     (ii) such other office of Paying Agent as may hereafter be designated from time to time in a written notice delivered by Paying Agent to Company and each Lender.

          "GAAP" means generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entities as have been approved by a significant segment of the accounting profession, which are in effect on the Closing Date.

          "GSCP" has the meaning assigned to that term in the introduction to this Agreement.

          "Guaranty" means a guaranty (other than by endorsement of negotiable instruments for collection in the ordinary course of business) direct or indirect, in any manner (including, without limitation, letters of credit and reimbursement agreements in respect thereto), of all or any part of any Indebtedness.

          "Gulf" means Gulf Resources Corporation, a Panamanian corporation.

          "Gulf Merger Agreement" means the Agreement and Plan of Merger, dated as of November 3, 1995, among Company, Gulf and GFR, Inc.

          "Gulf Oil Purchase Contract" means the Crude Oil Purchase Contract between GFR, Inc. and Gulf.

          "Gulf Payments" means all payments (other than the initial purchase price of $26,900,000 under the Gulf Oil Purchase Contract) to Gulf and/or any of its Affiliates, in each case, pursuant to the Gulf Merger Agreement, the Gulf Oil Purchase Contract, the Gulf Stockholders' Agreement and the Gulf Pledge Agreement, as each is in effect on the date hereof.

          "Gulf Pledge Agreement" means the Pledge Agreement among Company, Gulf and Gulf Resources Holdings, Inc.

          "Gulf Stockholder's Agreement" means the Stockholders' Agreement among Company, Gulf and Gulf Resources Holdings, Inc.

          "Hazardous Material" means (i) any "hazardous substance" as defined by the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, (ii) any "hazardous waste" as defined by the Resource Conservation and Recovery Act, as amended, (iii) any petroleum or petroleum product, (iv) any polychlorinated biphenyl, and (v) any pollutant or contaminant or hazardous, dangerous or toxic chemical, material, waste or substance regulated under or within the meaning of any other law relating to protection of human health or the environment or imposing liability or standards of conduct concerning any such chemical material, waste or substance.

          "Holdings" means Clark USA, Inc., a Delaware corporation and the direct parent of Company.

          "Holdings Note Indentures" means (i) that certain Indenture, dated as of May 15, 1993 between Holdings and Bankers Trust Company, as trustee, relating to the Senior Secured Zero Coupon Notes, due 2000, Series A, and
     (ii) that certain Indenture, dated as of December 1, 1995 between Holdings and Chase Manhattan Bank N.A., as trustee, relating to the 10-7/8% Notes, due December 1, 2005, in each case, as the same may hereafter be amended, restated, supplemented or otherwise modified from time to time in accordance with the terms hereof and thereof.

          "Holdings 10-7/8% Notes" means the 10-7/8% Notes due December 1, 2005 of Holdings issued pursuant to the Holdings Note Indenture dated as of December 1, 1995.

          "Indebtedness" with respect to any Person, means any indebtedness, including, in the case of Company, the Loans, the indebtedness evidenced by the Existing Credit Agreement, the 10-1/2% Senior Notes, the 9-1/2% Senior Notes, the Fixed Rate Senior Notes and the Subordinated Notes, in each case, whether or not contingent, in respect of borrowed money or evidenced by bonds, notes, debentures or similar instruments or letters of credit (or reimbursement agreements in respect thereof) or representing the balance deferred and unpaid of the purchase price of any property (including pursuant to Capital Leases) (except any such balance that constitutes a trade payable in the ordinary course of business that is not overdue by more than 90 days from the invoice date or being contested in good faith), if and to the extent any of the foregoing indebtedness would appear as a liability upon a balance sheet of such Person prepared on a consolidated basis in accordance with GAAP, and shall also include, to the extent not otherwise included, the Guaranty of Indebtedness of other Persons not included in the financial statements of Company, the maximum fixed redemption or repurchase of Disqualified Capital Stock (or if not redeemable or subject to repurchase, the issue price) and the maximum fixed redemption or repurchase price (or if not redeemable or subject to repurchase, the issue price) of Preferred Stock issued by any Restricted Subsidiary of Company to any Person other than Company or a Restricted Subsidiary.

          "Indemnitee" has the meaning assigned to that term in subsection 9.3.

          "Interest Expense" of any Person means, for any period, the aggregate amount of interest expense in respect of Indebtedness (excluding (a) the Chevron Payment, (b) the AOC Payment, (c) the Gulf Payments and (d) the amortization of debt issuance expense relating to the Loans and the New Notes, but including without limitation or duplication (i) amortization of debt issuance expense with respect to other Indebtedness, (ii) amortization of original issue discount on any Indebtedness and (iii) the interest portion of any deferred payment obligation, all commissions, discounts and other fees and charges owed with respect to letters of credit and bankers' acceptance financings and the net cost associated with Interest Swap Obligations) paid, accrued or scheduled to be paid or accrued by such Person during such period, determined in accordance with GAAP.

          "Interest Swap Obligations" means, when used with reference to any Person, the obligations of such person under (i) interest rate swap agreements, interest rate exchange agreements, interest rate cap agreements, and interest rate collar agreements, (ii) currency swap agreements and currency exchange agreements and (iii) other similar agreements or arrangements, which are, in each such case, designed solely to protect such Person against fluctuations in interest rates or currency exchange rates.

          "Interest Payment Date" means (i) with respect to any Base Rate Loan, each February 15, May 15, August 15 and November 15 of each year, commencing on the first such date to occur after the Closing Date, and (ii) with respect to any Eurodollar Rate Loan, the last day of each Interest Period applicable to such Loan.

          "Interest Period" means with respect to any Eurodollar Rate Loan, the period from and including a scheduled Interest Payment Date (or November 21, 1997, in the case of the initial Interest Period) through the day next preceding the following scheduled Interest Payment Date.

          "Interest Rate Determination Date" means, with respect to any Interest Period, the second Business Day prior to the first day of such Interest Period.

          "Investment" means, when used with reference to any Person, any direct or indirect advances, loans or other extensions of credit or capital contributions by such Person to (by means of transfers of property to others or payments for property or services for the account or use of others, or otherwise), or purchases or acquisitions by such Person of Capital Stock, bonds, notes, debentures or other securities issued by, any other Person or any Guaranty or assumption of any liability (contingent or otherwise) by such Person of any Indebtedness or any principal (and premium, if any), interest, penalties, fees, indemnifications, reimbursements, damages and other liabilities payable under the documentation governing any Indebtedness, of any other Person and all other items that are or would be classified as investments on a balance sheet prepared in accordance with GAAP.

          "Investment Grade Rating" means (i) a Moody's Rating of Baa3 or higher and an S&P Rating of at least BB+ or (ii) an S&P Rating of BBB- or higher and a Moody's Rating of at least Ba1 or, in each case, if Moody's or S&P shall change their rating system, equivalent ratings.

          "Investment Grade Rating Event" means the first day on which the Fixed Rate Senior Notes or the Loans are assigned an Investment Grade Rating.

          "Lender" and "Lenders" means the persons identified as "Lenders" and listed on the signature pages of this Agreement, together with their successors and permitted assigns pursuant to subsection 9.1.

          "Lien" means, with respect to any asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind (except for taxes not yet owing) in respect of such asset, whether or not filed, retention agreement, any lease in the nature thereof, any option or other agreement to sell and, with respect to which, any filing of or agreement to give any financing statement under the Uniform Commercial Code (or equivalent statutes) of any jurisdiction.

          "Loan Documents" means this Agreement and the Notes.

          "Loan Exposure" means, with respect to any Lender as of any date of determination (i) prior to the funding of the Loans, that Lender's Commitment and (ii) after the funding of the Loans, the outstanding principal amount of the Loan of that Lender.

          "Loans" means the Loans made by Lenders to Company pursuant to subsection 2.1A.

          "Margin Stock" has the meaning assigned to that term in Regulation U of the Board of Governors of the Federal Reserve System as in effect from time to time.

          "Material Adverse Effect" means a material adverse effect upon (i) the business, operations, properties, assets, in each case taken as a whole, or financial condition of Company and its Subsidiaries taken as a whole or
     (ii) the ability of Company and its Subsidiaries taken as a whole to perform, or of Agents or Lenders to enforce, the Obligations.

          "Material Asset" means, with respect to Company or any Restricted Subsidiary of Company, any asset, related group of assets, business or division of Company or any Restricted Subsidiary of Company (including any capital stock of any Restricted Subsidiary of Company) which (i) for the most recent fiscal year of Company, accounted or would have accounted for more than 3% of the consolidated revenue of Company or (ii) as at the end of such fiscal year, represented or would have represented more than 3% of the consolidated assets of Company or has a fair market value in excess of $10,000,000 all as shown (x) with respect to any sale or disposition, on the consolidated financial statements of Company for such fiscal year or such shorter periods as such assets, business or division were owned by Company or any Restricted Subsidiary of Company and (y) with respect to any acquisition, on consolidated pro forma financial statements of Company for the four full Fiscal Quarters for which financial information in respect thereof is available immediately prior to such acquisition, giving effect thereto on a pro forma basis as if such acquisition had occurred at the beginning of such four full Fiscal Quarters.

          "Moody's" means Moody's Investors Service, Inc. and its successors.

          "Net Available Proceeds" means cash or readily marketable cash equivalents received (including by way of sale or discounting of a note, installment receivable or other receivable, but excluding any other consideration received in the form of assumption by the acquiree of Indebtedness or other obligations relating to such properties or assets or received in any other noncash form) net of (i) all legal and accounting expenses, commissions and other fees and expenses incurred and all federal, state, provincial, foreign and local taxes required to be accrued as a liability as a consequence of such issuance, and (ii) all payments made by such Person or its Subsidiaries on any Indebtedness which must, in order to obtain a necessary consent to such issuance or by applicable law, be repaid out of the proceeds from such issuance.

          "Net Income" of any Person for any period means the net income (loss) from continuing operations of such Person for such period, determined in accordance with GAAP.

          "New Notes" means the Fixed Rate Senior Notes and the Subordinated Notes.

          "9-1/2% Senior Notes" means the senior notes due September 15, 2004 issued by Company pursuant to the 9-1/2% Senior Note Indenture.

          "9-1/2% Senior Note Indenture" means the Indenture dated as of September 15, 1992 between Company and Bank of New York, N.A., as trustee, pursuant to which the 9-1/2% Senior Notes were issued, as such Indenture may hereafter be amended, restated, supplemented or otherwise modified from time to time in accordance with the terms hereof and thereof.

          "Non-Recourse Debt" means Indebtedness (i) as to which neither Company nor any of its Restricted Subsidiaries (a) provides credit support of any kind (including any undertaking, agreement or instrument that would constitute Indebtedness), (b) is directly or indirectly liable (as a guarantor or otherwise), or (c) constitutes the lender; and (ii) no default with respect to which (including any rights that the holders thereof may have to take enforcement action against an Unrestricted Subsidiary) would permit (upon notice, lapse of time or both) any holder of any other Indebtedness of Company or any of its Restricted Subsidiaries to declare a default on such other Indebtedness or cause the payment thereof to be accelerated or payable prior to its stated maturity.

          "Notes" means (i) the promissory notes of Company issued pursuant to subsection 2.1E on the Closing Date and (ii) any promissory notes issued by Company pursuant to the last sentence of subsection 9.1B(i) in connection with assignments of the Commitments or Loans of any Lenders, in each case any promissory notes of Company issued pursuant to subsection 2.1E to evidence the Loans of any Lenders, substantially in the form of Exhibit II annexed hereto, as they may be amended, supplemented or otherwise modified from time to time.

          "Notice of Borrowing" means a notice substantially in the form of
     Exhibit I annexed hereto delivered by Company to Paying Agent pursuant to subsection 2.1B with respect to a proposed borrowing.

          "Obligations" means all obligations of every nature of Company from time to time owed to Agents, Lenders or any of them under the Loan Documents, whether for principal, interest, fees (including prepayment fees under subsections 2.4B(i)(b) and 2.4B(ii)(b)), expenses, indemnification or otherwise.

          "Offering Circular" means the offering circular dated November 17, 1997 and prepared by Company in connection with the issuance of the Fixed Rate Senior Notes and the Subordinated Notes.

          "Officers' Certificate" means a certificate signed by at least two officers of Company, one signature being that of the Chairman of the Board, a Vice Chairman of the Board, the President or a Vice President, and the other signature being that of the Treasurer, an Assistant Treasurer, the Secretary or an Assistant Secretary, of Company, and delivered to the Administrative Agent. One of the officers signing an Officers' Certificate given pursuant to subsection 5.1B shall be the principal executive, financial or accounting officer of Company.

          "Opinion of Counsel" means a written opinion of counsel, who may be counsel for Company, and whose opinion is reasonably satisfactory to Paying Agent.

          "Paying Agent" has the meaning assigned to that term in the introduction to this Agreement and also means and includes any successor Paying Agent appointed pursuant to subsection 8.6.

          "Permitted Indebtedness" means Indebtedness incurred by Company or its Restricted Subsidiaries (i) to renew, extend, refinance or refund Indebtedness that is permitted to be incurred pursuant to the Consolidated Operating Cash Flow Ratio test set forth in subsection 6.1 or clauses (ii) through (iv) and (xi) below; provided, however, that such Indebtedness does not exceed the principal amount of the Indebtedness so renewed, extended, refinanced or refunded plus the amount of any premium required to be paid in connection with such refinancing pursuant to the terms of the Indebtedness refinanced or the amount of any premium reasonably determined by Company or such Restricted Subsidiary as necessary to accomplish such refinancing by means of a tender offer or privately negotiated repurchase, plus the expenses of Company or such Restricted Subsidiary incurred in connection with such refinancing; and provided, however, that Indebtedness the proceeds of which are used to refinance or refund such Indebtedness shall only be permitted if (A) in the case of any refinancing or refunding of Indebtedness that is pari passu with the Obligations the refinancing or refunding Indebtedness is made pari passu with the Obligations or subordinated to the Obligations, (B) in the case of any refinancing or refunding of Indebtedness that is subordinated to the Obligations the refinancing or refunding of Indebtedness is made subordinated to the Obligations at least to the same extent as such Indebtedness being refinanced or refunded was subordinated to the Obligations and (C) in the case of the refinancing or refunding of Indebtedness that is subordinated to the Obligations, the refinancing or refunding Indebtedness by its terms, or by the terms of any agreement or instrument pursuant to which such Indebtedness is issued, (x) does not provide for payments of principal of such Indebtedness at the stated maturity thereof or by way of a sinking fund applicable thereto or by way of any mandatory redemption, defeasance, retirement or repurchase thereof by Company or such

Restricted Subsidiary (including any redemption, retirement or repurchase which is contingent upon events or circumstances, but excluding any retirement required by virtue of acceleration of such Indebtedness upon an event of default thereunder), in each case prior to the final stated maturity of the Indebtedness being refinanced or refunded and (y) does not permit redemption or other retirement (including pursuant to an offer to purchase made by Company or such Restricted Subsidiary) of such Indebtedness at the option of the holder thereof prior to the final stated maturity of the Indebtedness being refinanced or refunded, other than a redemption or other retirement at the option of the holder of such Indebtedness (including pursuant to an offer to purchase made by Company or such Restricted Subsidiary), which is conditioned upon the change of control of Company or such Restricted Subsidiary); (ii) arising from time to time under the Existing Credit Agreement in an aggregate principal amount which, together with any obligations under clause (xi) below, do not exceed the greater of (a) $500,000,000 at any one time outstanding less the aggregate amount of all proceeds of all Asset Dispositions that have been applied since the Closing Date to permanently reduce the outstanding amount of such Indebtedness and (b) the amount of the Borrowing Base as of such date (calculated on a pro forma basis after giving effect to such borrowing and the application of the proceeds therefrom); (iii) outstanding or incurred on the Closing Date; (iv) evidenced by trade letters of credit incurred in the ordinary course of business not to exceed $20,000,000 in the aggregate at any time; (v) between or among Company and/or its Restricted Subsidiaries other than Restricted Subsidiaries owned in any part by the Principal Shareholders; (vi) which is Subordinated Debt; (vii) arising out of Sale and Leaseback Transactions or Capitalized Lease Obligations relating to computers and other office equipment and elements, catalysts or other chemicals used in connection with the refining of petroleum or petroleum by-products; (viii) the proceeds of which are used to make the Chevron Payment, the AOC Payment and the Gulf Payments; (ix) arising out of Interest Swap Obligations; (x) in connection with capital projects qualifying under Section 142(a) (or any successor provision) of the Internal Revenue Code of 1986, as amended, in an amount not to exceed $75,000,000 in the aggregate at any time;
(xi) obligations of Company or any Restricted Subsidiary in connection with any Qualified Securitization Transaction in an amount which, together with any amount under clause (ii) above, does not exceed the greater of (a) $500,000,000 at any one time outstanding less the aggregate amount of all proceeds of all Asset Dispositions that have been applied since the Closing Date to permanently reduce the outstanding amount of such Indebtedness and (b) the amount of the Borrowing Base as of such date (calculated on a pro forma basis after giving effect to such borrowing and the application of the proceeds therefrom); (xii) any guarantee by Company of Indebtedness of any of its Restricted Subsidiaries so long as the incurrence of such Indebtedness is permitted to be incurred under subsection 6.1; (xiii) Indebtedness or preferred stock of Persons that are acquired by Company or any of its Restricted Subsidiaries or merged into Company or a Restricted Subsidiary in accordance with subsection 6.6; provided that such Indebtedness or preferred stock is not incurred in contemplation of such acquisition or merger; and provided further that after giving effect to such acquisition or merger either (A) Company would be permitted to incur at least

$1.00 of additional Indebtedness under the Consolidated Operating Cash Flow Ratio test set forth in subsection 6.1 or (B) Company's Consolidated Operating Cash Flow Ratio is equal to or greater than such ratio immediately prior to such acquisition or merger; (xiv) in an amount not greater than twice the aggregate amount of cash contributions made to the capital of Company; (xv) in exchange for, or the proceeds of which are used to refund or refinance the 10-7/8% Notes; provided, however, that after giving effect to such exchange, refunding or refinancing, the Consolidated Operating Cash Flow Ratio exceeds 1.75 to 1.0 and such Indebtedness shall be subordinated to the Obligations to at least the same extent as the Subordinated Notes are subordinated to the Obligations, and (xvi) in addition to Indebtedness permitted by clauses (i) through (xv) above, Indebtedness not to exceed on a consolidated basis for Company and its Restricted Subsidiaries at any time $75,000,000.

     ``Permitted Liens'' means (i) Liens in favor of Company; (ii) Liens on property of a Person existing at the time such Person is merged into or consolidated with Company, provided that such Liens were in existence prior to the contemplation of such merger or consolidation and do not extend to any assets other than those of the Person merged into or consolidated with Company;
(iii) Liens on property existing at the time of acquisition thereof by Company, provided that such Liens were in existence prior to the contemplation of such acquisition; (iv) Liens to secure the performance of statutory obligations, surety or appeal bonds, performance bonds or other obligations of a like nature incurred in the ordinary course of business; (v) Liens existing on the Closing Date; (vi) Liens for taxes, assessments or governmental charges or claims that are not yet delinquent or that are being contested in good faith by appropriate proceedings promptly instituted and diligently concluded, provided that any reserve or other appropriate provision as shall be required in conformity with GAAP shall have been made therefor; (vii) Liens imposed by law, such as mechanics', carriers', warehousemen's, materialmen's, and vendors' Liens, incurred in good faith in the ordinary course of business with respect to amounts not yet delinquent or being contested in good faith by appropriate proceedings if a reserve or other appropriate provisions, if any, as shall be required by GAAP shall have been made therefor; (viii) zoning restrictions, easements, licenses, covenants, reservations, restrictions on the use of real property or minor irregularities of title incident thereto that do not, in the aggregate, materially detract from the value of the property or the assets of Company or impair the use of such property in the operation of Company's business; (ix) judgment Liens to the extent that such judgments do not cause or constitute a Potential Event of Default or an Event of Default; (x) Liens to secure the payment of all or a part of the purchase price of property or assets acquired or the construction costs of property or assets constructed in the ordinary course of business on or after the Closing Date, provided that (a) such property or assets are used in the Principal Business of Company, (b) at the time of incurrence of any such Lien, the aggregate principal amount of the obligations secured by such Lien shall not exceed the lesser of the cost or fair market value of the assets or property (or portions thereof) so acquired or constructed, (c) each such Lien shall encumber only the assets or property (or portions thereof) so acquired or constructed and shall attach to such assets or property within 180 days of the purchase or construction thereof and (d) any Indebtedness secured by such Lien shall have been permitted to be incurred pursuant to subsection 6.1; (xi) Liens incurred in the ordinary course of business of Company with respect to obligations that do not exceed 5% of Consolidated Net Tangible Assets at any one time outstanding; (xii) Liens incurred in connection with Interest Swap Obligations; (xiii) Liens on any Securitization Program Assets in connection with any Qualified Securitization Transaction and; (xiv) Liens to secure obligations owing from time to time under the Existing Credit Agreement and Guaranties thereof.

     ``Person'' means any individual, corporation, partnership, joint venture, association, joint stock company, trust, estate, limited liability company, unincorporated organization or government or any agency or political subdivision thereof.

     ``Port Arthur Refinery'' means the refinery in Port Arthur, Texas, and certain other assets acquired from Chevron U.S.A., Inc.

     ``Potential Event of Default'' means a condition or event that, after notice or lapse of time or both, would constitute an Event of Default.

     ``Preferred Stock'' means any share of Capital Stock of any Person in respect of which the holder thereof is entitled to receive payment before any other payment is made with respect to any other Capital Stock of such Person.

     ``Preliminary Offering Circular'' means the preliminary offering circular dated November 6, 1997 and prepared by Company in connection with the issuance of the New Notes.

     ``Prime Rate'' means the rate that Administrative Agent announces from time to time as its prime lending rate, as in effect from time to time. The Prime Rate is a reference rate and does not necessarily represent the lowest or best rate actually charged to any customer. Administrative Agent or any other Lender may make commercial loans or other loans at rates of interest at, above or below the Prime Rate.

     ``Principal Business'' means, with respect to Company and its Restricted Subsidiaries, (i) the business of the acquisition, processing, marketing, refining, storage and/or transportation of hydrocarbons and/or royalty or other interests in crude oil or associated products related thereto, (ii) the acquisition, operation, improvement, leasing and other use of convenience stores, retail service stations, truck stops and other public accommodations in connection therewith, (iii) any business currently engaged in by Company or its Restricted Subsidiaries on the Closing Date, and (iv) any activity or business that is a reasonable extension, development or expansion of, or reasonably related to, any of the foregoing.

     ``Principal Property'' means (i) any refinery and related pipelines, terminalling and processing equipment or (ii) any other real property or marketing assets or related group of such assets of Company having a fair market value in excess of $20,000,000.

     ``Principal Shareholders'' means (i) Blackstone, (ii) Occidental Petroleum Corporation, (iii) Gulf and (iv) Affiliates of the Persons described in the foregoing clauses (i) through (iii), other than Company and its Subsidiaries.

     ``Pro Rata Share'' means, with respect to each Lender, the percentage obtained by dividing (x) the Loan Exposure of that Lender by (y) the aggregate Loan Exposure of all Lenders, as such percentage may be adjusted by assignments permitted pursuant to subsection 9.1. The initial Pro Rata Share of each Lender is set forth opposite the name of that Lender in Schedule 2.1 annexed hereto.

     ``Purchase Agreement'' means the Purchase Agreement dated November 14, 1997 between the Purchasers and Company relating to the issuance and purchase of the New Notes.

     ``Purchasers'' means BT Alex Brown Incorporated, Bear, Stearns & Co. Inc., Donaldson, Lufkin & Jenrette Securities Corporation and Lehman Brothers Inc., and Goldman, Sachs & Co.

     ``Qualified Securitization Transaction'' means any transaction or series of transactions that may be entered into by Company or any of its Subsidiaries pursuant to which Company or any of its Subsidiaries may sell, convey, grant a security interest in or otherwise transfer to a Securitization Special Purpose Entity, and such Securitization Special Purpose Entity may sell, convey, grant a security interest in, or otherwise transfer to any other Person, any Securitization Program Assets (whether now existing or arising in the future).

     ``Rating Agencies'' means (i) S&P and Moody's or (ii) if S&P or Moody's or both of them are not making ratings of the Fixed Rate Senior Notes or Subordinated Notes publicly available, a nationally recognized U.S. rating agency or agencies, as the case may be, selected by Company, which will be substituted for S&P or Moody's or both, as the case may be.

     ``Rating Category'' means (i) with respect to S&P, any of the following categories (any of which may include a ``+'' or ``-''): AAA, AA, A, BBB, BB, B, CCC, CC, C and D (or equivalent successor categories); (ii) with respect to Moody's, any of the following categories (any of which may include a ``1,'' ``2'' or ``3''): Aaa, Aa, A, Baa, Ba, B, Caa, Ca, C and D (or equivalent successor categories), and (iii) the equivalent of any such categories of S&P or Moody's used by another Rating Agency, if applicable.

     ``Rating Decline'' means that at any time within 90 days (which period shall be extended so long as the rating of the New Notes is under publicly announced consideration for possible down grade by any Rating Agency) after the date of public notice of a Change of Control, or of the intention of Company or of any Person to effect a Change of Control, the rating of the New Notes is decreased by both Rating Agencies by one or more categories and the ratings on the New Notes following such downgrade is below Investment Grade.

     ``Receivables'' means all rights of Company or any Subsidiary of Company to payments (whether constituting accounts, chattel paper, instruments, general intangibles or otherwise, and including the right to payment of any interest or finance charges), which rights are identified in the accounting records of Company or such Subsidiary as accounts receivable.

     ``Reference Banks'' means each of Barclays Bank PLC, London Branch, the Bank of Tokyo, Ltd., London Branch, Bankers Trust Company, London Branch, and National Westminster Bank PLC, London Branch, and any such replacement bank thereof as listed on the Reuters Screen LIBO Page and their respective successors, and if any such banks are not at the applicable time providing interest rates as contemplated within the definition of the ``Adjusted Eurodollar Rate,'' Reference Banks shall mean the remaining bank or banks so providing such rates. In the event that less than two of such banks are providing such rates, Company shall use reasonable efforts to appoint additional Reference Banks so that there are at least two such banks providing such rates; provided, however, that such banks appointed by Company shall be London offices of leading banks engaged in the Eurodollar Market.

     ``Register'' has the meaning assigned to that term in subsection 2.1D.

     ``Regulation D'' means Regulation D of the Board of Governors of the Federal Reserve System, as in effect from time to time.

     ``Requisite Lenders'' means Lenders having or holding more than 50% of the aggregate Loan Exposure of all Lenders.

     ``Restricted Debt Prepayment'' means any purchase, redemption, defeasance (including, but not limited to, in-substance or legal defeasance) or other acquisition or retirement for value (collectively a ``prepayment'') other than in connection with a concurrent issuance of pari passu or Subordinated Indebtedness, directly or indirectly, by Company or a Restricted Subsidiary of Company, prior to the scheduled maturity on or prior to any scheduled repayment of principal (and premium, if any) or sinking fund payment in respect of Indebtedness of Company (other than the Obligations) which is subordinate in right of payment to the Obligations.

     ``Restricted Investment'' means any direct or indirect Investment by Company or any Restricted Subsidiary of Company in (i) any Affiliate of Company which is not a Restricted Subsidiary of Company and (ii) any Unrestricted Subsidiary of Company, other than direct or indirect investments in (a) Polymer Asphalt L.L.C., a Missouri limited liability company, (b) Bagel Street Holdings, Inc. and (c) any pipeline company in which Company or any of its Restricted Subsidiaries now owns or hereafter acquires any interest; provided that the aggregate amount of Investments made by Company or any of its Restricted Subsidiaries pursuant to clauses (a), (b) and (c) above shall not exceed $25,000,000 in the aggregate at any one time outstanding provided, that no Investment in a Securitization Special Purpose Entity in connection with a Qualified Securitization Transaction shall be a Restricted Investment.

     ``Restricted Payment'' means (i) any Stock Payment, (ii) any Restricted Investment, or (iii) any Restricted Debt Prepayment. Notwithstanding the foregoing, Restricted Payments shall not include (a) payments by Company to any Restricted Subsidiary of Company, (b) payments by any Restricted Subsidiary of Company to Company or any other Restricted Subsidiary of Company, (c) the Chevron Payment, (d) the AOC Payment and (e) the Gulf Payments.

     ``Restricted Subsidiary'' of a Person means any Subsidiary of the referent Person that is not (i) an Unrestricted Subsidiary or (ii) a direct or indirect Subsidiary of an Unrestricted Subsidiary.

     ``Reuters Screen LIBO Page'' means the display designated as page ``LIBO'' on the Reuter Monitor Money Rates Service (or such other page as may replace the LIBO page on that service for the purpose of displaying London Interbank Offered Rates of leading banks).

     ``S&P'' means Standard & Poor's Rating Services and its successors.

     ``Sale and Leaseback Transaction'' of any Person means an arrangement with any lender or investor or to which such lender or investor is a party providing for the leasing by such Person of any property or asset of such Person which has been or is being sold or transferred by such Person more than 365 days after the acquisition thereof or the completion of construction or commencement of operation thereof to such lender or investor or to any Person to whom funds have been or are to be advanced by such lender or investor on the security of such property or asset. The stated maturity of such arrangement shall be the date of the last payment of rent or any other amount due under such arrangement prior to the first date on which such arrangement may be terminated by the lessee without payment of a penalty.

     ``Securities Act'' means the Securities Act of 1933, as amended from time to time, and any successor statute.

     ``Securitization Program Assets'' means (a) all Receivables and inventory which are described as being transferred by Company or any Subsidiary of Company pursuant to documents relating to any Qualified Securitization Transaction, (b) all Securitization Related Assets, and (c) all collections (including recoveries) and other proceeds of the assets described in the foregoing clauses.

     ``Securitization Related Assets'' means (i) any rights arising under the documentation governing or relating to Receivables (including rights in respect of Liens securing such Receivables and other credit support in respect of such Receivables) or to inventory, (ii) any proceeds of such Receivables or inventory and any lockboxes or accounts in which such proceeds are deposited, (iii) spread accounts and other similar accounts (and any amounts on deposit therein) established in connection with a Qualified Securitization Transaction, (iv) any warranty, indemnity, dilution and other intercompany claim arising out of the documents relating to such Qualified Securitization Transaction and (v) other assets which are customarily transferred or in respect of which security interests are customarily granted in connection with asset securitization transactions involving accounts receivable or inventory.

     ``Securitization Special Purpose Entity'' means a Person (including, without limitation, a Subsidiary of Company) created in connection with the transactions contemplated by a Qualified Securitization Transaction, which Person engages in no activities other than those incidental to such Qualified Securitization Transaction.

     ``Shareholder/Affiliate Transaction'' has the meaning assigned to that term in subsection 6.8.

     ``State Street'' has the meaning assigned to that term in the Introduction to this Agreement.

     ``Stock Payment'' means, with respect to Company, any dividend, either in cash or in property (except dividends payable in Capital Stock of Company which is not convertible into Indebtedness), on, or the making by Company of any other distribution in respect of, its Capital Stock, now or hereafter outstanding, or the redemption, repurchase, retirement, defeasance or any acquisition for value by Company, directly or indirectly, of its Capital Stock or any warrants, rights or options to purchase or acquire shares of any class of its Capital Stock, now or hereafter outstanding (other than in exchange for Company's Capital Stock (other than Disqualified Capital Stock) or options, warrants or other rights to purchase Company's Capital Stock (other than Disqualified Capital Stock)).

     ``Stock Purchase and Redemption Agreement'' means that certain Stock Purchase and Redemption Agreement dated as of December 30, 1992, by and among AOC

Limited Partnership, P. Anthony Novelly, Samuel R. Goldstein, G&N Investments, Inc., The Horsham Corporation, Company and Holdings.

     ``Subordinated Indebtedness'' means (i) the Indebtedness of Company evidenced by the Subordinated Notes and (ii) any other Indebtedness of Company which is subordinated in right of payment to the Obligations and with respect to which no payments of principal (by way of sinking fund, mandatory redemption, maturity or otherwise, including, without limitation, at the option of the holder thereof (other than pursuant to an offer to repurchase such Subordinated Indebtedness following a change of control, which offer may not be completed until 45 days after Company prepays the Loans, if required by Lenders, pursuant to subsection 2.4B(ii)(b)) are required to be made by Company at any time prior to November 15, 2004.

     ``Subordinated Notes'' means the senior subordinated notes due November 15, 2007 issued by Company pursuant to the Subordinated Note Indenture.

     ``Subordinated Note Indenture'' means the Indenture dated as of November 21, 1997 between Company and Marine Midland Bank, as trustee, pursuant to which the Subordinated Notes are issued, as such Indenture may hereafter be amended, restated, supplemented or otherwise modified from time to time in accordance with the terms hereof and thereof.

     ``Subsidiary'' of any Person means (i) a corporation more than 50% of the total voting power of all classes of the outstanding voting stock of which is owned, directly or indirectly, by such Person or by one or more other Subsidiaries of such Person or by such Person and one or more Subsidiaries thereof or (ii) any other Person (other than a corporation) in which such Person, or one or more other Subsidiaries of such Person or such Person and one or more other Subsidiaries thereof, directly or indirectly, has at least a majority ownership and the power to direct the policies, management and affairs thereof.

     ``Surviving Person'' means, with respect to any Person involved in or that makes any Disposition, the Person formed by or surviving such Disposition or the Person to which such Disposition is made.

     ``Syndication Agent'' has the meaning assigned to that term in the introduction to this Agreement.

     ``Tax'' or ``Taxes'' means any present or future tax, levy, impost, duty, charge, fee, deduction or withholding of any nature and whatever called, by whomsoever, on whomsoever and wherever imposed, levied, collected, withheld or assessed; provided that ``Tax on the overall net income'' of a Person shall be construed as a reference to a tax imposed by the jurisdiction in which that Person is organized or in which that Person's principal office (and/or, in the case of a Lender, its lending office) is located or in which that Person (and/or, in the case of a Lender, its lending office) is deemed to be doing business on all or part of the net income, profits or gains (whether worldwide, or only insofar as such income, profits or gains are considered to arise in or to relate to a particular jurisdiction, or otherwise) of that Person (and/or, in the case of a Lender, its lending office).

     ``10-1/2% Senior Notes'' means the senior notes due December 1, 2001 issued by Company pursuant to the 10-1/2% Senior Note Indenture.

     ``10-1/2% Senior Note Indenture'' means the Indenture dated as of December 1, 1991 between Company and Bank of New York, N.A., as trustee, pursuant to which the 10-1/2% Senior Notes were issued, as such Indenture may hereafter be amended, restated, supplemented or otherwise modified from time to time in accordance with the terms hereof and thereof.

     ``Transaction Date'' means the date on which the Indebtedness giving rise to the need to calculate the Consolidated Operating Cash Flow Ratio was incurred or the date on which, pursuant to the terms of this Agreement, the transaction giving rise to the need to calculate the Consolidated Operating Cash Flow Ratio occurred.

     ``Trust Indenture Act'' means the Trust Indenture Act of 1939 as in force at the Closing Date; provided, however, that in the event the Trust Indenture Act of 1939 is amended after such date, ``Trust Indenture Act'' means, to the extent required by any such amendment, the Trust Indenture Act of 1939 as so amended.

     ``Unrestricted Subsidiary'' means any Subsidiary that is designated by the board of directors of Company as an Unrestricted Subsidiary pursuant to a duly adopted board resolution; but only to the extent that such Subsidiary: (a) has no Indebtedness other than Non-Recourse Debt; (b) is not party to any agreement, contract, arrangement or understanding with Company or any Restricted Subsidiary of Company unless the terms of any such agreement, contract, arrangement or understanding are no less favorable to Company or such Restricted Subsidiary than those that might be obtained at the time from Persons who are not Affiliates of Company; (c) is a Person with respect to which neither Company nor any of its Restricted Subsidiaries has any direct or indirect obligation (x) to subscribe for additional Capital Stock (including options, warrants or other rights to acquire Capital Stock) or (y) to maintain or preserve such Person's financial condition or to cause such Person to achieve any specified levels of operating results; and (d) has not guaranteed or otherwise directly or indirectly provided credit support for any Indebtedness of Company or any of its Restricted Subsidiaries. The board of directors of Company may at any time designate any Unrestricted Subsidiary to be a Restricted Subsidiary; provided that such designation (i) shall be deemed to be an incurrence of Indebtedness by a Restricted Subsidiary of Company of any outstanding Indebtedness of such Unrestricted Subsidiary and such designation shall only be permitted if (1) such Indebtedness is permitted under subsection 6.1, and (2) no Potential Event of Default or Event of Default would be in existence following such designation, and (ii) such designation shall otherwise be permitted pursuant to that last paragraph of subsection 6.5.

          ``Wholly Owned Restricted Subsidiary'' of any Person means a Restricted Subsidiary of such Person all of the outstanding Capital Stock or other ownership interests of which (other than directors' qualifying shares) shall at the time be owned by such Person or by one or more Wholly Owned Restricted Subsidiaries of such Person or by such Person and one or more Wholly Owned Restricted Subsidiaries of such Person.

          ``Wholly Owned U.S. Restricted Subsidiary'' of any Person means a Wholly Owned Restricted Subsidiary of such Person which is organized under the laws of any state in the United States or of the District of Columbia.

1.2  Accounting Terms.

     All accounting terms not otherwise defined herein have the meanings assigned to them in accordance with GAAP.

1.3  Other Definitional Provisions and Rules of Construction.

     A. Any of the terms defined herein may, unless the context otherwise requires, be used in the singular or the plural, depending on the reference.

     B. References to ``Sections'' and ``subsections'' shall be to Sections and subsections, respectively, of this Agreement unless otherwise specifically provided.

     C. The use in any of the Loan Documents of the word ``include'' or ``including'', when following any general statement, term or matter, shall not be construed to limit such statement, term or matter to the specific items or matters set forth immediately following such word or to similar items or matters, whether or not nonlimiting language (such as ``without limitation'' or ``but not limited to'' or words of similar import) is used with reference thereto, but rather shall be deemed to refer to all other items or matters that fall within the broadest possible scope of such general statement, term or matter.

1.4  Compliance Certificates and Opinions.

     Upon any application or request by Company to the Administrative Agent or Paying Agent to take any action under any provision of this Agreement or the other Loan Documents, Company shall furnish to the Administrative Agent or Paying Agent, as applicable, such certificates and opinions as may be required to be delivered under equivalent circumstances to the trustee under the Fixed Rate Senior Note Indenture pursuant to the Trust Indenture Act. Each such certificate or opinion shall be given in the form of an Officers' Certificate, if to be given by an officer of

Company, or an Opinion of Counsel, if to be given by counsel, and shall comply with the requirements of the Trust Indenture Act and any other requirements set forth in this Agreement.

     Every certificate or opinion with respect to compliance with a condition or covenant provided for in this Agreement shall include:

     (i) a statement that each individual signing such certificate or opinion has read such covenant or condition and the definitions herein relating thereto;

     (ii) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

     (iii) a statement that, in the opinion of each such individual, he has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been complied with; and

     (iv) a statement as to whether, in the opinion of each such individual, such condition or covenant has been complied with.

1.5  Form of Documents Delivered to Agents.

     In any case where several matters are required to be certified by, or covered by an opinion of, any specified Person, it is not necessary that all such matters be certified by, or covered by the opinion of, only one such Person, or that they be so certified or covered by only one document, but one such person may certify or give an opinion with respect to some matters and one or more other such Persons as to other matters, and any such Person may certify or give an opinion as to such matters in one or several documents.

     Any certificate or opinion of an officer of Company may be based, insofar as it relates to legal matters, upon a certificate or opinion of, or representations by, counsel, unless such officer knows that the certificate or opinion or representations with respect to the matters upon which such certificate or opinion is based are erroneous. Any such certificate or Opinion of Counsel may be based, insofar as it relates to factual matters, upon a certificate or opinion of, or representations by, an officer or officers of Company stating that the information with respect to such factual matters is in the possession of Company unless such counsel knows that the certificate or opinion or representation with respect to such matters is erroneous.

     Where any Person is required to make, give or execute two or more applications, requests, consents, certificates, statements, opinions or other instruments under this Agreement, they may, but need not, be consolidated and form one instrument.

                                   SECTION 2.
                   AMOUNTS AND TERMS OF COMMITMENTS AND LOANS

2.1  Commitments; Making of Loans; the Register; Notes.

     A. Commitments. Subject to the terms and conditions of this Agreement and in reliance upon the representations and warranties of Company herein set forth, each Lender hereby severally agrees to lend to Company on the Closing Date an amount not exceeding its Pro Rata Share of the aggregate amount of the Commitments to be used for the purposes identified in subsection 2.5A. The amount of each Lender's Commitment is set forth opposite its name on Schedule
2.1 annexed hereto and the aggregate amount of the Commitments is $125,000,000. Each Lender's Commitment shall expire immediately and without further action on December 1, 1997 if the Loans are not made on or before that date. Company may make only one borrowing under the Commitments. Amounts borrowed under this subsection 2.1A and subsequently repaid or prepaid may not be reborrowed.

     B. Borrowing Mechanics. Company shall deliver to Administrative Agent a Notice of Borrowing no later than 10:00 A.M. (New York City time) at least one Business Days in advance of the proposed Closing Date. The Notice of Borrowing shall specify (i) the proposed Closing Date (which shall be a Business Day) and
(ii) the amount of Loans requested. Loans may be continued as or converted into Base Rate Loans and Eurodollar Rate Loans in the manner provided in subsection
2.6. In lieu of delivering the above-described Notice of Borrowing, Company may give Administrative Agent telephonic notice by the required time of any proposed borrowing under this subsection 2.1B; provided that such notice shall be promptly confirmed in writing by delivery of a Notice of Borrowing to Paying Agent on or before the Closing Date.

     Neither Administrative Agent nor any Lender shall incur any liability to Company in acting upon any telephonic notice referred to above that Administrative Agent reasonably believes to have been given by a duly authorized officer or other person authorized to borrow on behalf of Company or for otherwise acting in good faith under this subsection 2.1B, and upon funding of Loans by Lenders in accordance with this Agreement pursuant to any such telephonic notice Company shall have effected Loans hereunder.

     Except as otherwise provided in subsection 2.6, a Notice of Borrowing for a Eurodollar Rate Loan (or telephonic notice in lieu thereof) shall be irrevocable on and after the related Interest Rate Determination Date, and Company shall be bound to make a borrowing in accordance therewith.

     C. Disbursement of Funds. Promptly after receipt by Administrative Agent of a Notice of Borrowing pursuant to subsection 2.1B (or telephonic notice in lieu thereof), Administrative Agent shall notify each Lender of the proposed borrowing. Each Lender shall make the amount of its Loan available to Administrative Agent, in same day funds in Dollars, at the office of Administrative Agent, not later than 12:00 Noon (New York City time) on the

Closing Date. Upon satisfaction or waiver of the conditions precedent specified in Section 3, Administrative Agent shall make the proceeds of such Loans available to Company on the Closing Date by causing an amount of same day funds in Dollars equal to the proceeds of all such Loans received by Administrative Agent from Lenders to be credited to the account of Company as specified in the Notice of Borrowing.

     Unless Administrative Agent shall have been notified by any Lender prior to the Closing Date that such Lender does not intend to make available to Administrative Agent the amount of such Lender's Loan requested on the Closing Date, Administrative Agent may assume that such Lender has made such amount available to Paying Agent on the Closing Date and Paying Agent may, in its sole discretion, but shall not be obligated to, make available to Company a corresponding amount on the Closing Date. If such corre sponding amount is not in fact made available to Administrative Agent by such Lender, Administrative Agent shall be entitled to recover such corresponding amount on demand from such Lender together with interest thereon, for each day from the Closing Date until the date such amount is paid to Administrative Agent, at the customary rate set by Administrative Agent for the correction of errors among banks for three Business Days and thereafter at the Base Rate. Nothing in this subsection 2.1C shall be deemed to relieve any Lender from its obligation to fulfill its Commitment hereunder or to prejudice any rights that Company may have against any Lender as a result of any default by such Lender hereunder.

     D.   The Register.

          (i) Paying Agent shall maintain, at its address referred to in subsection 9.6, a register for the recordation of the names and addresses of Lenders and the Commitment and Loan of each Lender from time to time (the ``Register''). The Register shall be available for inspection by Company or any Lender at any reasonable time and from time to time upon reasonable prior notice.

          (ii) Paying Agent shall record in the Register the Commitment and the Loan from time to time of each Lender and each repayment or prepayment in respect of the principal amount of the Loan of each Lender. Any such recordation shall be conclusive and binding on Company and each Lender, absent manifest error; provided that failure to make any such recordation, or any error in such recordation, shall not affect any Lender's Commitment or Company's Obligations in respect of any applicable Loan.

          (iii) Each Lender shall record on its internal records (including the Note held by such Lender) the amount of the Loan made by it and each payment in respect thereof; provided that in the event of any inconsistency between the Register and any Lender's records, the recordations in the Register shall govern.

          (iv) Company, Administrative Agent, Paying Agent and Lenders shall deem and treat the Persons listed as Lenders in the Register as the holders and owners of the corresponding Commitments and Loans listed therein for all purposes hereof, and no assignment or transfer of any such Commitment or Loan shall be effective, in each case unless and until an Assignment Agreement effecting the assignment or transfer thereof shall have been accepted by Paying Agent and recorded in the Register and a copy thereof delivered to Company as provided in subsection 9.1B(ii). Prior to such recordation, all amounts owed with respect to the applicable Commitment or Loan shall be owed to the Lender listed in the Register as the owner thereof, and any request, authority or consent of any Person who, at the time of making such request or giving such authority or consent, is listed in the Register as a Lender shall be conclusive and binding on any subsequent holder, assignee or transferee of the corresponding Commitment or Loan.

          (v) Company hereby designates Paying Agent to serve as Company's agent solely for purposes of maintaining the Register as provided in this subsection 2.1D, and Company hereby agrees that, to the extent Paying Agent serves in such capacity, Paying Agent and its officers, directors, employees, agents and affiliates shall constitute Indemnitees for all purposes under subsection 9.3.

     E. Notes. Company shall execute and deliver to each Lender (or to Administrative Agent for that Lender) on the Closing Date a Note substantially in the form of Exhibit II annexed hereto to evidence that Lender's Loan, in the principal amount of that Lender's Loan and with other appropriate insertions.

2.2  Interest on the Loans.

     A. Rate of Interest. Subject to the provisions of subsections 2.6 and 2.7, each Loan shall bear interest on the unpaid principal amount thereof from the date made through payment of such Loan (whether by acceleration or otherwise) at the sum of the Adjusted Eurodollar Rate plus 2.75% per annum. The basis for determining the interest rate with respect to any Loan may be changed from time to time pursuant to subsection 2.6.

     B. Interest Periods. The Interest Period applicable to each Eurodollar Rate Loan shall be a three month period; provided that:

          (i) the initial Interest Period for any Eurodollar Rate Loan shall commence on the Closing Date, in the case of a Loan initially made as a Eurodollar Rate Loan, or on (a) the day on which the next preceding Interest Period applicable thereto expires or (b) only in the circumstances provided in subsection 2.6D(ii) (where all Eurodollar Rate Loans have theretofore been converted into Base Rate Loans), on the business Day specified in subsection 2.6D(ii);

          (ii) each successive Interest Period shall commence on the day on which the next preceding Interest Period expires;

          (iii) if an Interest Period would otherwise expire on a day that is not a Business Day, such Interest Period shall expire on the next succeeding Business Day; provided that, if any Interest Period would otherwise expire on a day that is not a Business Day but is a day of the month after which no further Business Day occurs in such month, such Interest Period shall expire on the next preceding Business Day;

          (iv) any Interest Period that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall, subject to clause (v) of this subsection 2.2B, end on the last Business Day of a calendar month;

          (v) no Interest Period with respect to any portion of the Loans shall extend beyond November 15, 2004;

          (vi) no Interest Period with respect to any portion of the Loans shall extend beyond a date on which Company is required to make a scheduled payment of principal of the Loans unless the sum of (a) the aggregate principal amount of Loans that are Base Rate Loans plus (b) the aggregate principal amount of Loans that are Eurodollar Rate Loans with Interest Periods expiring on or before such date equals or exceeds the principal amount required to be paid on the Loans on such date; and

          (vii) there shall be no more than one Interest Period outstanding at any time.

     C. Interest Payments. Interest on each Loan shall be payable in arrears on and to each Interest Payment Date applicable to that Loan, upon any prepayment of that Loan (to the extent accrued on the amount being prepaid) and at maturity (including final maturity).

     D. Computation of Interest. Interest on the Loans shall be computed (i) in the case of Base Rate Loans, on the basis of a 365-day year or 366-day year, as the case may be, and (ii) in the case of Eurodollar Rate Loans, on the basis of a 360-day year, in each case for the actual number of days elapsed in the period during which it accrues. In computing interest on any Loan, the date of the making of such Loan or the first day of an Interest Period applicable to such Loan or, with respect to a Base Rate Loan being converted from a Eurodollar Rate Loan, the date of conversion of such Eurodollar Rate Loan to such Base Rate Loan, as the case may be, shall be included, and the date of payment of such Loan or the expiration date of an Interest Period applicable to such Loan or, with respect to a Base Rate Loan being converted to a Eurodollar Rate Loan, the date of conversion of such Base Rate Loan to such Eurodollar Rate Loan, as the case may be, shall be excluded; provided that if a Loan is repaid on the same day on which it is made, one day's interest shall be paid on that Loan.

     E. Defaulted Interest. If Company defaults in a payment of interest on the Loans, it shall pay the defaulted interest in any lawful manner plus, to the extent lawful, interest payable on demand on the defaulted interest, to the Lenders at the rate otherwise payable hereunder with respect to the applicable Loans. Payment or acceptance of the increased rates of interest provided for in this subsection 2.2E is not a permitted alternative to timely payment and shall not constitute a waiver of any Event of Default or otherwise prejudice or limit any rights or remedies of Agents or any Lender.

2.3  Fees.

     Company agrees to pay to Paying Agent and Administrative Agent such fees in the amounts and at the times separately agreed upon between Company and Paying Agent and Administrative Agent.

2.4  Repayments and Prepayments; General Provisions Regarding Payments.

     A. Scheduled Payments of Loans. Company shall make principal payments on the Loans in installments on the dates and in the amounts set forth below:

=======================================
       Date              Scheduled
                     Repayment of Loans
=======================================
November 15, 2003          $ 31,250,000
---------------------------------------
November 15, 2004          $ 93,750,000
---------------------------------------
     TOTAL:                $125,000,000
=======================================

     ; provided that the scheduled installments of principal of the Loans set forth above shall be reduced in connection with any voluntary or mandatory prepayments of the Loans in accordance with subsection 2.4B(iii); and provided, further that the Loans and all other amounts owed hereunder with respect to the Loans shall be paid in full no later than November 15, 2004, and the final installment payable by Company in respect of the Loans on such date shall be in an amount, if such amount is different from that specified above, sufficient to repay all amounts owing by Company under this Agreement with respect to the Loans.

     B.   Prepayments.

          (i)  Voluntary Prepayments.

               (a) Company may, upon not less than one Business Day's prior written or telephonic notice, in the case of Base Rate Loans, and three Business Days' prior written or telephonic notice, in the case of Eurodollar Rate Loans, in each case given to Paying Agent by 12:00 Noon (New York City time) on the date required and, if given by telephone, promptly confirmed in writing to Paying Agent (which original written or telephonic notice Paying Agent will promptly transmit by telefacsimile or telephone to each Lender), at any time and from time to time prepay any Loans on any Business Day in whole or in part in an aggregate minimum amount of $1,000,000 and integral multiples of $100,000 in excess of that amount. Notice of prepayment having been given as aforesaid, the principal amount of the Loans specified in such notice shall become due and payable on the prepayment date specified therein. Any such voluntary prepayment shall be applied as specified in subsection 2.4B(iii).

               (b) Prepayment Fees. If any portion of the Loan is prepaid pursuant to clause (a) of subsection 2.4B(i) on or prior to the second anniversary of the Closing Date (other than pursuant to subsection 2.9B(i)), Company shall pay to Paying Agent, for distribution to Lenders in accordance with their Pro Rata Shares, a fee equal to (x) 2.50% of the principal amount of Loans so prepaid during the period commencing on the Closing Date and ending on the day prior to the first anniversary of the Closing Date and (y) 1.25% of the principal amount of Loans so prepaid during the period commencing on the first anniversary of the Closing Date and ending on the second anniversary of the Closing Date.

          (ii) Mandatory Prepayments. The Loans shall be prepaid in the amounts and under the circumstances set forth below, all such prepayments to be applied as set forth below or as more specifically provided in subsection 2.4B(iii):

               (a) Prepayments From Net Asset Sale Proceeds. Upon any Asset Disposition Trigger Date, Company shall offer to prepay the Loans in accordance with the procedures set forth in subsection 2.4B(iii)(d) and, upon completion of such offer, shall prepay the Loans to the extent required pursuant to such subsection.

               (b) Prepayments Upon Change of Control. No later than 30 days following the date on which a Change of Control Triggering Event occurs, Company shall offer to prepay the principal amount of the Loans and all other amounts outstanding hereunder (including interest, fees and expenses) pursuant to the provisions of subsection 2.4B(iii)(d) and, upon completion of such offer, shall prepay the Loans and such other amounts to the extent required pursuant to such subsection.

               (c) Prepayment Fees. If any portion of the Loan is prepaid pursuant to clause (b) of subsection 2.4B(ii), Company shall pay to Paying Agent, for distribution to Lenders in accordance with their Pro Rata Shares, a fee equal to 1.00% of the principal amount of Loans so prepaid.

          (iii)   Application of Prepayments.

               (a) Application of Voluntary Prepayments. Any voluntary prepayments of the Loans pursuant to subsection 2.4B(i) shall be applied to reduce the scheduled installments of principal of the Loans in the order specified in the applicable notice of prepayment (or if no such order is specified, on a pro rata basis (in accordance with the respective outstanding principal amounts of each such installment).

               (b) Application of Mandatory Prepayments. Any mandatory prepayments of the Loans pursuant to subsection 2.4B(ii) shall be applied to reduce the scheduled installments of principal of the Loans in the order specified in the applicable notice of prepayment (or if no such order is specified, on a pro rata basis (in accordance with the respective outstanding principal amounts of each such installment).

               (c) Application of Prepayments to Base Rate Loans and Eurodollar Rate Loans. Any prepayment of the Loans shall be applied first to Base Rate Loans to the full extent thereof before application to Eurodollar Rate Loans, in each case in a manner which minimizes the amount of any payments required to be made by Company pursuant to subsection 2.6C.

               (d) Mandatory Offer to Prepay Loans. Within 30 days following a Change of Control resulting in a Rating Decline, and on any Asset Disposition Trigger Date, (1) Company shall send written notice to Paying Agent and each Lender stating (A) that an offer is being made to prepay the Loans pursuant to this subsection 2.4B(iii)(d) (an "Optional Prepayment"), (B) the payment date in respect of such Optional Prepayment (the "Optional Prepayment Date"), which Optional Prepayment Date shall be no earlier than 30 days nor later than 70 days from the date such notice is sent, (C) in the case of a prepayment pursuant to subsection 2.4B(ii)(a), (1) the aggregate amount of Excess Proceeds available (as determined pursuant to subsection 6.7) to prepay the Loans and, to the extent required pursuant to the applicable indenture, to redeem the New Notes, the 9-1/2% Senior Notes, and the Holdings 10-7/8% Notes and any other Indebtedness of Holdings or Company entitled to receive such offer of redemption or repayment (collectively, the "Offer Notes"), and (2) the aggregate outstanding principal amount under each series of Offer Notes as of the date of such notice, (D) in the case of a Change of Control, the circumstances and material facts regarding such Change of Control, to the extent known to Company (including information with respect to pro forma and historical financial information after giving effect to such Change of Control, and information regarding the Person or Persons acquiring control), and (E) such other information required by this Agreement and applicable laws and regulations and (F) that each Lender has the option to accept all or a portion of such Optional Prepayment. Each Lender may exercise such option by giving written notice to Company and Paying Agent of its election to do so on or before the third Business Day (the "Cutoff Date") prior to the Optional

          Prepayment Date (it being understood that any Lender which does not notify Company and Paying Agent of its election to exercise such option on or before the Cutoff Date shall be deemed to have elected, as of the Cutoff Date, not to accept such Optional Prepayment). In the case of an Optional Prepayment under subsection 2.4B(ii)(a), (x) on the Business Day next succeeding the related Cutoff Date, Company shall notify the Paying Agent of the aggregate principal amount of Offer Notes (plus accrued interest and premium, if any, through the Optional Prepayment Date) tendered for purchase pursuant to the offer procedures in respect of Excess Proceeds under each applicable indenture and (y) on the Business Day next preceding the related Optional Prepayment Date, Paying Agent shall notify Company and each Lender that has exercised its option to receive a prepayment in respect thereof (each, a ``Receiving Lender''), of the amount of such Optional Prepayment to be paid to such Receiving Lender, which amount shall be equal to (A) a fraction the numerator of which is the aggregate amount of the Loans (plus accrued interest through the Optional Prepayment Date) tendered by such Receiving Lender for prepayment and the denominator of which is the aggregate principal amount of all Loans (plus accrued interest through the Optional Prepayment Date) tendered for prepayment plus the aggregate principal amount of all Offer Notes (plus accrued interest and premium, if any, through the Optional Prepayment Date) tendered for redemption pursuant to the offer procedures in respect of Excess Proceeds under each applicable indenture multiplied by (B) the aggregate amount of Excess Proceeds available for prepayment under subsection 6.7. On the Optional Prepayment Date, Company shall pay to Paying Agent the amount of the Optional Prepayment, which amount shall be applied to prepay the Loans (plus accrued interest through the Optional Prepayment Date) of the Receiving Lenders (which prepayment shall be applied to the scheduled installments of principal of the Loans in accordance with subsection 2.4B(iii)(b) and which prepayment shall result in a corresponding adjustment to the Pro Rata Share of each Lender pursuant to the operation of the definition thereof).

     C.   General Provisions Regarding Payments.

          (i) Manner and Time of Payment. All payments by Company of principal, interest, fees and other Obligations hereunder and under the Notes shall be made in Dollars in same day funds, without defense, setoff or counterclaim, free of any restriction or condition, and delivered to Paying Agent not later than 1:00 p.m. (New York City time) on the date due at the Funding and Payment Office for the account of Lenders; funds received by Paying Agent after that time on such due date shall be deemed to have been paid by Company on the next succeeding Business Day. Company hereby authorizes Paying Agent to (but Paying Agent shall have no obligation to) charge its accounts with Paying Agent in order to cause timely payment to be made to Paying Agent of all principal, interest, fees and expenses due hereunder (subject to sufficient funds being available in its accounts for that purpose).

          (ii) Application of Payments to Principal and Interest. All payments in respect of the principal amount of any Loan shall include payment of accrued interest on the principal amount being repaid or prepaid, and all such payments (and, in any event, any payment in respect of any Loan on a date when interest is due and payable with respect to such
     Loan) shall be applied to the payment of interest before application to principal.

          (iii) Apportionment of Payments. Aggregate principal and interest payments shall be apportioned among all outstanding Loans to which such payments relate, in each case proportionately to Lenders' respective Pro Rata Shares. Paying Agent shall promptly distribute to each Lender, at its primary address set forth below its name on the appropriate signature page hereof or at such other address as such Lender may request, its Pro Rata Share of all such payments received by Paying Agent. Notwithstanding the foregoing provisions of this subsection 2.4C(iii), if, pursuant to the provisions of subsection 2.6B, any Affected Lender makes Base Rate Loans in lieu of its Pro Rata Share of any Eurodollar Rate Loans, Paying Agent shall give effect thereto in apportioning payments received thereafter.

          (iv) Payments on Business Days. Whenever any payment to be made hereunder shall be stated to be due on a day that is not a Business Day, such payment shall be made on the next succeeding Business Day and such extension of time shall be included in the computation of the payment of interest hereunder or of the commitment fees hereunder, as the case may be.

          (v) Notation of Payment. Each Lender agrees that before disposing of the Note held by it, or any part thereof (other than by granting participations therein), that Lender will make a notation thereon of the Loan evidenced by that Note and all principal payments previously made thereon and of the date to which interest thereon has been paid; provided that the failure to make (or any error in the making of) a notation of the Loan made under such Note shall not limit or otherwise affect the obligations of Company hereunder or under such Note with respect to such Loan or any payments of principal or interest on such Note.

2.5  Use of Proceeds.

     A. Loans. The proceeds of the Loans, together with the proceeds of the New Notes, shall be applied by Company (i) to redeem or repay the 10-1/2% Senior Notes, (ii) to replenish Company's cash reserves or (iii) for other general corporate purposes.

     B. Margin Regulations. No portion of the proceeds of any borrowing under this Agreement shall be used by Company or any of its Subsidiaries in any manner that might cause the borrowing or the application of such proceeds to violate Regulation G, Regulation U, Regulation T or Regulation X of the Board of Governors of the Federal Reserve System or any other regulation of such Board or to violate the Exchange Act, in each case as in effect on the date or dates of such borrowing and such use of proceeds.

2.6  Special Provisions Governing Eurodollar Rate Loans.

     Notwithstanding any other provision of this Agreement to the contrary, the following provisions shall govern with respect to Eurodollar Rate Loans as to the matters covered:

     A. Inability to Determine Applicable Interest Rate. In the event that Paying Agent shall have determined (which determination shall be final and conclusive and binding upon all parties hereto), on any Interest Rate Determination Date with respect to any Eurodollar Rate Loans, that by reason of circumstances affecting the London interbank market adequate and fair means do not exist for ascertaining the interest rate applicable to such Loans on the basis provided for in the definition of Adjusted Eurodollar Rate, Paying Agent shall on such date give notice (by telefacsimile or by telephone confirmed in writing) to Company and each Lender of such determination, whereupon (i) no Loans may be made as, or converted to, Eurodollar Rate Loans until such time as Paying Agent notifies Company and Lenders that the circumstances giving rise to such notice no longer exist and (ii) on the last day of the then current Interest Period, all Eurodollar Rate Loans shall be automatically converted to Base Rate Loans, until such time as the Paying Agent notifies Company and Lenders that the circumstances giving rise to such notice by the Paying Agent no longer exist, in which event, subsection 2.6E shall apply.

     B. Illegality or Impracticability of Eurodollar Rate Loans. In the event that on any date any Lender shall have reasonably determined (which determination shall be made only after consultation with Company and Paying Agent) that the making, maintaining or continuation of its Eurodollar Rate Loans
(i) has become unlawful as a result of compliance by such Lender in good faith with any law, treaty, governmental rule, regulation, guideline or order (or would conflict with any such treaty, governmental rule, regulation, guideline or order not having the force of law even though the failure to comply therewith would not be unlawful) or (ii) has become impracticable, or would cause such Lender material hardship, as a result of contingencies occurring after the date of this Agreement which materially and adversely affect the London interbank market or the position of such Lender in that market, then, and in any such event, such Lender shall be an ``Affected Lender'' and it shall on that day give notice (by telefacsimile or by telephone confirmed in writing) to Company and Paying Agent of such determination (which notice Paying Agent shall promptly transmit to each other Lender). Thereafter (a) the obligation of the Affected Lender to convert Loans to Eurodollar Rate Loans pursuant to subsection 2.6D shall be suspended until such notice shall be withdrawn by the Affected Lender,
(b) the Affected Lender's obligation to maintain its outstanding Eurodollar Rate Loans (the ``Affected Loans'') shall be terminated at the earlier to occur of the expiration of the Interest Period then in effect with respect to the Affected Loans or when required by law, and (c) the Affected Loans shall automatically convert into Base Rate Loans on the date of such termination until such time as the circumstances described in this subsection 2.6B shall no longer be applicable in which event, subsection 2.6D shall apply.

     C. Compensation For Breakage or Non-Commencement of Interest Periods. Company shall compensate each Lender, upon written request by that Lender (which request shall set forth the basis for requesting such amounts), for all reasonable losses, expenses and liabilities (including any interest paid by that Lender to lenders of funds borrowed by it to make or carry its Eurodollar Rate Loans and any loss, expense or liability sustained by that Lender in connection with the liquidation or re-employment of such funds) which that Lender may sustain: (i) if for any reason (other than a default by that Lender or such Lender's becoming an Affected Lender) a borrowing of any Eurodollar Rate Loan does not occur on a date specified therefor in a Notice of Borrowing or a telephonic request for borrowing, or a conversion to or continuation of any Eurodollar Rate Loan does not occur on the date specified therefor pursuant to this Agreement, (ii) if any prepayment (including any prepayment pursuant to subsection 2.4B(i)(a) or other principal payment or any conversion of any of its Eurodollar Rate Loans occurs on a date prior to the last day of an Interest Period applicable to that Loan, (iii) if any prepayment of any of its Eurodollar Rate Loans is not made on any date specified in a notice of prepayment given by Company, or (iv) as a consequence of any other default by Company in the repayment of its Eurodollar Rate Loans when required by the terms of this Agreement.

     D. Conversion of Base Rate Loans. In the event that any Base Rate Loan is outstanding at any time when the relevant circumstances described in subsections 2.6A or 2.6B,as the case may be, cease to be applicable, the respective Lender or Lenders or Paying Agent (as applicable) shall give prompt notice thereof to Company and Paying Agent (as applicable) and, subject to the provisions of subsection 2.6G, (i) if any Eurodollar Rate Loans are outstanding at that time from Lenders who were not affected by such circumstances or as a result of the application of the following clause (ii)), then on the last day of the Interest Period then applicable thereto, the Base Rate Loans of the respective affected Lender or Lenders to which the circumstances described above have ceased to be applicable shall be converted into (and thereafter shall form a part of) the Eurodollar Rate Loans (until such time, if any, as subsection 2.6A or 2.6B shall thereafter become applicable) and (ii) if no Eurodollar Rate Loans remain outstanding at such time, then on the third Business Day thereafter the Base Rate Loans of the respective Lender or Lenders to which the circumstances described above shall cease to be applicable shall be converted into Eurodollar Rate Loans (with an Interest Period of three months beginning on said third Business Day).

     E. Booking of Eurodollar Rate Loans. Any Lender may make, carry or transfer Eurodollar Rate Loans at, to, or for the account of any of its branch offices or the office of an Affiliate of that Lender.

     F. Assumptions Concerning Funding of Eurodollar Rate Loans. Calculation of all amounts payable to a Lender under this subsection 2.6 and under subsection 2.7A shall be made as though that Lender had actually funded each of its relevant Eurodollar Rate Loans through the purchase of a Eurodollar deposit bearing interest at the rate obtained pursuant to the definition of Adjusted Eurodollar Rate in an amount equal to the amount of such Eurodollar Rate Loan and having a maturity comparable to the relevant Interest Period and through the transfer of such

Eurodollar deposit from an offshore office of that Lender to a domestic office of that Lender in the United States of America; provided, however, that each Lender may fund each of its Eurodollar Rate Loans in any manner it sees fit and the foregoing assumptions shall be utilized only for the purposes of calculating amounts payable under this subsection 2.6 and under subsection 2.7A.

     G. Eurodollar Rate Loans After Default. After the occurrence of and during the continuation of an Event of Default and upon the written direction of Requisite Lenders delivered to Paying Agent and Company, all Eurodollar Rate Loans shall be converted to Base Rate Loans after the expiration of any Interest Period then in effect for each respective Loan.

2.7  Increased Costs; Taxes; Capital Adequacy.

     A. Compensation for Increased Costs and Taxes. Subject to the provisions of subsection 2.7B (which shall be controlling with respect to the matters covered thereby), in the event that any Lender shall reasonably determine that any law, treaty or governmental rule, regulation or order, or any change therein or in the interpretation, administration or application thereof (including the introduction of any new law, treaty or governmental rule, regulation or order), or any determination of a court or governmental authority, in each case that becomes effective after the date hereof, or compliance by such Lender with any guideline, request or directive issued or made after the date hereof by any central bank or other governmental or quasi-governmental authority (whether or not having the force of law):

          (i) subjects such Lender (or its applicable lending office) to any additional Tax (other than any Tax on the overall net income of such Lender) with respect to this Agreement or any of its obligations hereunder or any payments to such Lender (or its applicable lending office) of principal, interest, fees or any other amount payable hereunder;

          (ii) imposes, modifies or holds applicable any reserve (including any marginal, emergency, supplemental, special or other reserve), special deposit, compulsory loan, FDIC insurance or similar requirement against assets held by, or deposits or other liabilities in or for the account of, or advances or loans by, or other credit extended by, or any other acquisition of funds by, any office of such Lender (other than any such reserve or other requirements with respect to Eurodollar Rate Loans that are reflected in the definition of Adjusted Eurodollar Rate); or

          (iii) imposes any other condition (other than with respect to a Tax matter) on or affecting such Lender (or its applicable lending office) or its obligations hereunder or the London interbank market;

and the result of any of the foregoing is to increase the cost to such Lender of agreeing to make, making or maintaining its Loan hereunder or to reduce any amount received or receivable by such

Lender (or its applicable lending office) with respect thereto; then, in any such case, Company shall promptly pay to such Lender, upon receipt of the statement referred to in the next sentence, such additional amount or amounts (in the form of an increased rate of, or a different method of calculating, interest or otherwise as such Lender in its sole discretion shall determine) as may be necessary to compensate such Lender for any such increased cost or reduction in amounts received or receivable hereunder. Such Lender shall deliver to Company (with a copy to Paying Agent) a written statement, setting forth in reasonable detail the basis for calculating the additional amounts owed to such Lender under this subsection 2.7A, which statement shall be conclusive and binding upon all parties hereto absent manifest error.

     B.   Withholding of Taxes.

          (i) Payments to Be Free and Clear. All sums payable by Company under this Agreement and the other Loan Documents shall (except to the extent required by law) be paid free and clear of, and without any deduction or withholding on account of, any Tax (other than a Tax on the overall net income of any Lender) imposed, levied, collected, withheld or assessed by or within the United States of America or any political subdivision in or of the United States of America or any other jurisdiction from or to which a payment is made by or on behalf of Company or by any federation or organization of which the United States of America or any such jurisdiction is a member at the time of payment.

          (ii) Grossing-up of Payments. If Company or any other Person is required by law to make any deduction or withholding on account of any such Tax from any sum paid or payable by Company to Paying Agent or any Lender under any of the Loan Documents:

               (a) Company shall notify Paying Agent of any such requirement or any change in any such requirement as soon as Company becomes aware of it;

               (b) Company shall pay any such Tax before the date on which penalties attach thereto, such payment to be made (if the liability to pay is imposed on Company) for its own account or (if that liability is imposed on Paying Agent or such Lender, as the case may be) on behalf of and in the name of Paying Agent or such Lender;

               (c) the sum payable by Company in respect of which the relevant deduction, withholding or payment is required shall be increased to the extent necessary to ensure that, after the making of that deduction, withholding or payment, Paying Agent or such Lender, as the case may be, receives on the due date a net sum equal to what it would have received had no such deduction, withholding or payment been required or made; and

               (d) within 30 days after paying any sum from which it is required by law to make any deduction or withholding, and within 30 days after the due date of payment of any Tax which it is required by clause (b) above to pay, Company shall deliver to Paying Agent evidence satisfactory to the other affected parties of such deduction, withholding or payment and of the remittance thereof to the relevant taxing or other authority;

     provided that no such additional amount shall be required to be paid to any Lender under clause (c) above except to the extent that any change after the date hereof (in the case of each Lender listed on the signature pages hereof) or after the date of the Assignment Agreement pursuant to which such Lender became a Lender (in the case of each other Lender) in any such requirement for a deduction, withholding or payment as is mentioned therein shall result in an increase in the rate of such deduction, withholding or payment from that in effect at the date of this Agreement or at the date of such Assignment Agreement, as the case may be, in respect of payments to such Lender.

          (iii)  Evidence of Exemption from U.S. Withholding Tax.

               (a) Each Lender that is organized under the laws of any jurisdiction other than the United States or any state or other political subdivision thereof (for purposes of this subsection 2.7B(iii), a "Non-US Lender") shall deliver to Paying Agent for transmission to Company, on or prior to the Closing Date (in the case of each Lender listed on the signature pages hereof) or on or prior to the date of the Assignment Agreement pursuant to which it becomes a Lender (in the case of each other Lender), and at such other times as may be necessary in the determination of Company or Paying Agent (each in the reasonable exercise of its discretion), (1) two original copies of Internal Revenue Service Form 1001 or 4224 (or any successor forms), properly completed and duly executed by such Lender, together with any other certificate or statement of exemption required under the Internal Revenue Code or the regulations issued thereunder to establish that such Lender is not subject to deduction or withholding of United States federal income tax with respect to any payments to such Lender of principal, interest, fees or other amounts payable under any of the Loan Documents or (2) if such Lender is not a "bank" or other Person described in Section 881(c)(3) of the Internal Revenue Code and cannot deliver either Internal Revenue Service Form 1001 or 4224 pursuant to clause (1) above, a Certificate re Non-Bank Status together with two original copies of Internal Revenue Service Form W-8 (or any successor form), properly completed and duly executed by such Lender, together with any other certificate or statement of exemption required under the Internal Revenue Code or the regulations issued thereunder to establish that such Lender is not subject to deduction or withholding of United States federal income tax with respect to any payments to such Lender of interest payable under any of the Loan Documents.

               (b) Each Lender required to deliver any forms, certificates or other evidence with respect to United States federal income tax withholding matters pursuant to subsection 2.7B(iii)(a) hereby agrees, from time to time after the initial delivery by such Lender of such forms, certificates or other evidence, whenever a lapse in time or change in circumstances renders such forms, certificates or other evidence obsolete or inaccurate in any material respect, that such Lender shall promptly
          (1) deliver to Paying Agent for transmission to Company two new original copies of Internal Revenue Service Form 1001 or 4224, or a Certificate re Non-Bank Status and two original copies of Internal Revenue Service Form W-8, as the case may be, properly completed and duly executed by such Lender, together with any other certificate or statement of exemption required in order to confirm or establish that such Lender is not subject to deduction or withholding of United States federal income tax with respect to payments to such Lender under the Loan Documents or (2) notify Paying Agent and Company of its inability to deliver any such forms, certificates or other evidence.

               (c) Company shall not be required to pay any additional amount to any Non-US Lender under clause (c) of subsection 2.7B(ii) if such Lender shall have failed to satisfy the requirements of clause (a) or
          (b)(1) of this subsection 2.7B(iii); provided that if such Lender shall have satisfied the requirements of subsection 2.7B(iii)(a) on the Closing Date (in the case of each Lender listed on the signature pages hereof) or on the date of the Assignment Agreement pursuant to which it became a Lender (in the case of each other Lender), nothing in this subsection 2.7B(iii)(c) shall relieve Company of its obligation to pay any additional amounts pursuant to clause (c) of subsection 2.7B(ii) in the event that, as a result of any change in any applicable law, treaty or governmental rule, regulation or order, or any change in the interpretation, administration or application thereof, such Lender is no longer properly entitled to deliver forms, certificates or other evidence at a subsequent date establishing the fact that such Lender is not subject to withholding as described in subsection 2.7B(iii)(a).

     C. Capital Adequacy Adjustment. If any Lender shall have determined that the adoption, effectiveness, phase-in or applicability after the date hereof of any law, rule or regulation (or any provision thereof) regarding capital adequacy, or any change therein or in the interpretation or administration thereof by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by any Lender (or its applicable lending office) with any guideline, request or directive regarding capital adequacy (whether or not having the force of law) of any such governmental authority, central bank or comparable agency, has or would have the effect of reducing the rate of return on the capital of such Lender or any corporation controlling such Lender as a consequence of, or with reference to, such Lender's Loan or Commitment or other obligations hereunder to a level below that which such Lender or such controlling corporation could have achieved but for such adoption, effectiveness, phase-in, applicability, change or compliance (taking into consideration the policies of such Lender or such controlling corporation with regard to capital adequacy), then from time to time, within five Business Days after receipt by Company from such Lender of the statement referred to in the next sentence, Company shall pay to such Lender such additional amount or amounts as will compensate such Lender or such controlling corporation on an after-tax basis for such reduction. Such Lender shall deliver to Company (with a copy to Paying Agent) a written statement, setting forth in reasonable detail the basis of the calculation of such additional amounts, which statement shall be conclusive and binding upon all parties hereto absent manifest error.

2.8  Obligation of Lenders to Mitigate.
     ----------------------------------

     Each Lender agrees that, as promptly as practicable after the officer of such Lender responsible for administering the Loan of such Lender becomes aware of the occurrence of an event or the existence of a condition that would cause such Lender to become an Affected Lender or that would entitle such Lender to receive payments under subsection 2.7, it will, to the extent not inconsistent with the internal policies of such Lender and any applicable legal or regulatory restrictions, use reasonable efforts (i) to make, fund or maintain the Commitment of such Lender or the Loan of such Lender through another lending office of such Lender, or (ii) take such other measures as such Lender may deem reasonable, if as a result thereof the circumstances which would cause such Lender to be an Affected Lender would cease to exist or the additional amounts which would otherwise be required to be paid to such Lender pursuant to subsection 2.7 would be materially reduced and if, as determined by such Lender in its sole discretion, the making, funding or maintaining of such Commitment or Loan through such other lending office or in accordance with such other measures, as the case may be, would not otherwise materially adversely affect such Commitment or Loan or the interests of such Lender.

2.9  Removal or Replacement of a Lender.
     -----------------------------------

     A. Anything contained in this Agreement to the contrary notwithstanding, in the event that:

          (i) (a) any Lender (an "Increased-Cost Lender") shall give notice to Company that such Lender is an Affected Lender or that such Lender is entitled to receive payments under subsection 2.7, (b) the circumstances which have caused such Lender to be an Affected Lender or which entitle such Lender to receive such payments shall remain in effect, and (c) such Lender shall fail to withdraw such notice within five Business Days after Company's request for such withdrawal; or

          (ii) (a) in connection with any proposed amendment, modification, termination, waiver or consent with respect to any of the provisions of this Agreement as contemplated by clauses (i) through (iv) of the first proviso to subsection 9.5A, the consent of Requisite Lenders shall have been obtained but the consent of one or more of such other Lenders (each a "Non-Consenting Lender") whose consent is required shall not have been obtained, and (b) the failure to obtain Non-Consenting Lenders' consents does not result solely from the exercise of Non-Consenting Lenders' rights (and the withholding of any required consents by Non-Consenting Lenders) pursuant to the second proviso to subsection 9.5A;

then, and in each such case, Company shall have the right, at its option, to remove or replace the applicable Increased-Cost Lender or Non-Consenting Lender (the "Terminated Lender") to the extent permitted by subsection 2.9B.

     B. Company may, by giving written notice to Paying Agent and any Terminated Lender of its election to do so:

          (i) elect to prepay on the date of delivery of such notice by the Terminated Lender any outstanding Loans made by such Terminated Lender, together with accrued and unpaid interest thereon and any other amounts payable to such Terminated Lender hereunder pursuant to subsection 2.6 or subsection 2.7 or otherwise; provided that Company shall not be required to pay any prepayment fee pursuant to subsection 2.4B(i)(b) in connection with any such prepayment; or

          (ii) elect to cause such Terminated Lender (and such Terminated Lender hereby irrevocably agrees) to assign its outstanding Loans in full to one or more Eligible Assignees (each a "Replacement Lender") in accordance with the provisions of subsection 9.1B; provided that (a) on the date of such assignment, Company shall pay any amounts payable to such Terminated Lender pursuant to subsection 2.6 or subsection 2.7 or otherwise as if it were a prepayment and (b) in the event such Terminated Lender is a Non-Consenting Lender, each Replacement Lender shall consent, at the time of such assignment, to each matter in respect of which such Terminated Lender was a Non-Consenting Lender.

     C. Upon the prepayment of all amounts owing to any Terminated Lender pursuant to clause (i) of subsection 2.9B, such Terminated Lender shall no longer constitute a "Lender" for purposes of this Agreement; provided that any rights of such Terminated Lender to indemnification under this Agreement (including under subsections 2.6C, 2.7, 9.2 and 9.3) shall survive as to such Terminated Lender.


                                   SECTION 3.
                              CONDITIONS TO LOANS

     The obligations of Lenders to make the Loans are subject to the prior or concurrent satisfaction of the following conditions:

3.1  Company Documents.
     ------------------

     On or before the Closing Date, Company shall deliver or cause to be delivered to Lenders (or to Administrative Agent for Lenders with sufficient originally executed copies, where appropriate, for each Lender and its counsel) the following, each, unless otherwise noted, dated the Closing Date:

          (i) Certified copies of its Certificate of Incorporation, together with a good standing certificate from the Secretary of State of the State of Delaware and, to the extent generally available, a certificate or other evidence of good standing as to payment of any applicable franchise or similar taxes from the appropriate taxing authority of such state, each dated a recent date prior to the Closing Date;

          (ii) Copies of its Bylaws, certified as of the Closing Date by its corporate secretary or an assistant secretary;

          (iii) Resolutions of its Board of Directors approving and authorizing the execution, delivery and performance of this Agreement and the other Loan Documents, certified as of the Closing Date by its corporate secretary or an assistant secretary as being in full force and effect without modification or amendment;

          (iv) Signature and incumbency certificates of its officers executing this Agreement and the other Loan Documents; and

          (v) Executed originals of this Agreement, the Notes (duly executed in accordance with subsection 2.1E, drawn to the order of each Lender and with appropriate insertions) and the other Loan Documents.

3.2  Issuance of Fixed Rate Senior Notes.
     ------------------------------------

     On or prior to the Closing Date, Company shall have issued and sold the Fixed Rate Senior Notes in an aggregate face amount of not less than $125,000,000. The Fixed Rate Senior Notes shall be unsecured and shall have terms, including without limitation, maturity, interest rates and covenants substantially as set forth in the Indenture dated as of November 21, 1997 with such changes thereto, if any, that have been approved by Arranger and Administrative Agent. Company shall deliver to Administrative Agent true and complete copies of all documentation relating to the Fixed Rate Senior Notes, all of which shall be in form and substance satisfactory to Arranger and Administrative Agent.

3.3  Issuance of Subordinated Notes.
     -------------------------------

     On or prior to the Closing Date, Company shall have issued and sold the Subordinated Notes in an aggregate face amount of not less than $175,000,000. The Subordinated Notes shall be unsecured and shall have terms, including without limitation, maturity, interest rates, covenants and subordination provisions substantially as set forth in the Indenture dated as of November 21, 1997 with such changes thereto, if any, that have been approved by Arranger and Administrative Agent. Company shall deliver to Administrative Agent true and complete copies of all documentation relating to the Subordinated Notes, all of which shall be in form and substance satisfactory to Administrative Agent.

3.4  Purchase of Special Dividend; Redemption of Holdings Zero Coupon Notes.

     On or before the Closing Date, Company shall provide Administrative Agent and Lenders evidence reasonably satisfactory to Administrative Agent that (i) Company shall have paid a cash dividend to Holdings in an aggregate amount of not less than $215,000,000 and (ii) Holdings shall have applied not less than $205,000,000 of such dividend to repurchase or redeem its outstanding Senior Secured Zero Coupon Notes due 2000, Series A issued pursuant to the Holdings
Note Indenture dated as of May 15, 1993.

3.5  Indentures.

     On or before the Closing Date, (i) Administrative Agent and Arranger shall have received executed or conformed copies of the Fixed Rate Senior Note Indenture and the Subordinated Note Indenture and any amendments thereto on or before the Closing Date, the terms and conditions of which shall be in all respects substantially as described in the Offering Circular, (ii) such indentures shall be in full force and effect and no term or condition thereof shall have been amended, modified or waived after the execution thereof, except as provided in a written amendment thereto delivered to and approved by Administrative Agent, (iii) neither Company nor any of its Subsidiaries shall have failed in any material respect to perform any material obligation or covenant required by such indentures to be performed with or complied with by it on or before the Closing Date and (iv) Administrative Agent shall have received an Officers' Certificate from Company in form and substance satisfactory to Administrative Agent to the effects set forth in clauses (i), (ii) and (iii) above.

3.6  Legal Opinions.

     A. Opinions of Company's Counsel. Lenders shall have received originally executed copies of one or more favorable written opinions of Mayer Brown & Platt, counsel for Company in form and substance reasonably satisfactory to Administrative Agent and its counsel dated the Closing Date and setting forth substantially the matters in the opinions designated in Exhibit III annexed hereto.

     B. Opinions of Arranger's Counsel. Lenders shall have received originally executed copies of one or more favorable written opinions of O'Melveny & Myers LLP, counsel to Administrative Agent, dated as of the Closing Date, substantially in the form of Exhibit IV annexed hereto and as to such other matters as Arranger acting on behalf of Lenders may reasonably request.

3.7  Fees.

     Company shall have paid to Administrative Agent, for distribution (as appropriate) to Administrative Agent and Paying Agent the fees payable on the Closing Date referred to in subsection 2.3.

3.8  Notice of Borrowing.

     Paying Agent shall have received before the Closing Date, in accordance with the provisions of subsection 2.1B, an originally executed Notice of Borrowing signed by the chief executive officer, the chief financial officer or the treasurer of Company.

3.9  Officers' Certificate Regarding Certain Conditions.

     The following conditions shall be satisfied and Company shall have delivered to Administrative Agent an Officers' Certificate, in form and substance satisfactory to Administrative Agent, to that effect:

     A. Representations and Warranties. The representations and warranties of Company contained herein and in the other Loan Documents shall be true and correct in all material respects on and as of the Closing Date to the same extent as though made on and as of that date, except to the extent such representations and warranties specifically relate to an earlier date, in which case such representations and warranties shall have been true and correct in all material respects on and as of such earlier date.

     B. No Event of Default. No event shall have occurred and be continuing as of the Closing Date, or would result from the consummation of the borrowing of the Loans thereon, that would constitute an Event of Default or a Potential Event of Default.

     C. Performance of Agreements. Company shall have performed in all material respects all agreements and satisfied all conditions which this Agreement provides shall be performed or satisfied by it on or before the Closing Date.


                                   SECTION 4.
                    COMPANY'S REPRESENTATIONS AND WARRANTIES

     In order to induce Lenders to enter into this Agreement and to make the Loans hereunder, Company represents and warrants to each Lender, on the date of this Agreement and on the Closing Date, that the following statements are true and correct:

4.1  Organization, Powers, Qualification, Good Standing, Business and
     Subsidiaries.

     A. Organization and Powers. Company and each of its Subsidiaries has been duly incorporated and is validly existing as a corporation in good standing under the laws of the jurisdiction of its organization, with power and authority (corporate and other) to own its properties and conduct its business as described in the Offering Circular, and has been duly qualified as a foreign corporation for the transaction of business and is in good standing under the laws of each other jurisdiction in which it owns or leases properties, or conducts any business, so as to require such qualification, except where the failure to be so qualified in any such jurisdiction would not reasonably be expected to have a Material Adverse Effect.

     B. Capitalization. Company has an authorized capitalization as set forth in the Offering Circular, and all of the issued shares of Capital Stock of Company have been duly and validly authorized and issued and are fully paid and non-assessable and are owned beneficially and of record by Holdings; and all of the issued shares of Capital Stock of each Subsidiary of Company have been duly and validly authorized and issued, are fully paid and non-assessable and are owned directly or indirectly by Company, free and clear of all liens, encumbrances, equities or claims.

4.2  Authorization of Borrowing, etc.

     A. Authorization of Borrowing. The execution, delivery and performance of the Loan Documents have been duly authorized by all necessary corporate action on the part of Company. Company has full power and authority to execute and deliver, perform its obligations under, and consummate the transactions contemplated by, this Agreement, the Fixed Rate Senior Note Indenture, the Subordinated Note Indenture and the New Notes, including, without limitation' the corporate power and authority to issue, sell and deliver the Notes and the New Notes.

     B. No Conflicts. The execution, delivery and performance of the Loan Documents, the issuance of the Notes, the issue and sale of the New Notes and the compliance by Company with all of the provisions of the Loan Documents, the New Notes, the Fixed Rate Senior Note Indenture, the Subordinated Note Indenture and the Purchase Agreement and the and the consummation of the transactions herein and therein contemplated (i) have been duly authorized by all necessary corporate action (including any requisite shareholder approval) and (ii) will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, sale/leaseback agreement, loan agreement or other similar financing agreement or instrument or other agreement or instrument to which Company or any of its Subsidiaries is a party or by which Company or any of its Subsidiaries is bound or to which any of the property or assets of Company or any of its Subsidiaries is subject (other than conflicts, breaches, violations or defaults which in the aggregate would not reasonably be expected to have a Material Adverse Effect), nor will such action result in any violation of the provisions of the Certificate of Incorporation or By-laws of Company or any of its Subsidiaries or any statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over Company or any of its Subsidiaries or any of their properties; and no consent, approval, authorization, order, registration or qualification of or with any such court or governmental agency or body is required for the execution, delivery and performance of the Loan Documents, the issuance of the Notes, the issue and sale of the New Notes and the compliance by Company with all of the provisions of the Loan Documents, the New Notes, the Fixed Rate Senior Note Indenture, the Subordinated Note Indenture and the Purchase Agreement and the and the consummation of the transactions herein and therein contemplated except (1) such as have been obtained under the Trust Indenture Act, (2) such consents, approvals, authorizations, registrations or qualifications as may be required under state securities or Blue Sky laws in connection with the purchase and distribution of the New Notes by the Purchasers, (3) such approvals, registrations and qualifications as may be required under the Securities Act, the Trust Indenture Act, and state securities or Blue Sky laws connection with the Exchange Offers contemplated by the Offering Circular or in connection with the Exchange and Registration Rights Agreement (as defined in the Purchase Agreement), and (4) such consents, approvals, authorizations, registrations or qualifications as have been obtained or made.

     C. Binding Obligation. Each of the Loan Documents has been duly executed and delivered by Company and is the legally valid and binding obligation of Company, enforce able against Company in accordance with its respective terms, subject to the effect of bankruptcy, insolvency, reorganization and other laws of general applicability relating to or affecting creditors' rights and to general principles of equity (whether considered in a proceeding in equity or at law);

4.3  Valid Issuance of New Notes.

     A. Fixed Rate Senior Notes. The Fixed Rate Senior Notes have been duly authorized and, when issued and delivered pursuant to the Purchase Agreement and duly authenticated by the trustee under the Fixed Rate Senior Note Indenture, under which they are to be issued, will have been duly executed, authenticated, issued and delivered and will constitute valid and legally binding obligations of Company entitled to the benefits provided by the Fixed Rate Senior Note Indenture; the Fixed Rate Senior Note Indenture has been duly authorized and will be in a form which would meet the requirements for qualification under the Trust Indenture Act and, when executed and delivered by Company and the trustee thereunder (assuming the due authorization, execution and delivery by such trustee), the Fixed Rate Senior Note Indenture will constitute a valid and legally binding instrument, enforceable in accordance with its terms, subject to the effect of bankruptcy, insolvency, reorganization and other laws of general applicability relating to or affecting creditors' rights and to general principles of equity (whether considered in a proceeding in equity or at law); and the Fixed Rate Senior Notes and the Fixed Rate Senior Note Indenture will conform to the descriptions thereof in the Offering Circular.

     B. Subordinated Notes. The Subordinated Notes have been duly authorized and, when issued and delivered pursuant to the Purchase Agreement and duly authenticated by the trustee under the Subordinated Note Indenture under which they are to be issued mill have been duly executed, authenticated, issued arid delivered and will constitute valid and legally binding obligations of Company entitled to the benefits provided by the Subordinated Note Indenture; the Subordinated Note Indenture has bean duly authorized and will be in a form which would meet the requirements for qualification under the Trust Indenture Act and, when executed and delivered by Company and the trustee thereunder (assuming the due authorization, execution and delivery by such trustee), the Subordinated Notes will constitute a valid and legally binding instillment, enforceable in accordance with its terms, subject to the effect of bankruptcy, insolvency, reorganization and other laws of general applicability relating to or affecting creditors' rights and to general principles of equity (whether considered in a proceeding in equity or at law); and the Subordinated Notes and the Subordinated Note Indenture will conform to the descriptions thereof in the Offering Circular.

4.4  No Material Adverse Change.

     Company and its Subsidiaries taken as a whole have not sustained since the date of the latest audited financial statements included in the Offering Circular any material loss or interference with its business from fire, explosion, flood or other calamity, covered by insurance, or from any labor dispute or court or governmental action, order or decree, which in any case would reasonably be expected to have a Material Adverse Effect, otherwise than as set forth or contemplated in the Offering Circular; and, since the respective dates as of which information is given in the Offering Circular, there has not been any change in the Capital Stock or any increase in the long-term debt of Company and its Subsidiaries on a consolidated basis, or any adverse change in or affecting the financial position, stockholders' equity or results of operations of Company and its Subsidiaries on a consolidated basis which in any case could reasonably be expected to have a Material Adverse Effect, otherwise than as set forth or contemplated in the Offering Circular.

4.5  Title to Properties; Liens.

     Company and each of its Subsidiaries has good and valid title in fee simple to all real property and good and valid title to all personal property owned by it, in each case free and clear of all liens, encumbrances and defects except such as are described in the Offering Circular or such as would not reasonably be expected to have a Material Adverse Effect; and any real property and buildings held under lease by Company or any Subsidiary are held under valid, subsisting and enforceable leases with such exceptions as would not reasonably be expected to have a Material Adverse Effect.

4.6  Litigation.

     Other than as set forth or contemplated in the Offering Circular, there are no legal or governmental proceedings pending to which Company or any of its Subsidiaries is a party or of which any property of Company or any of its Subsidiaries is the subject which would individually or in the aggregate reasonably be expected to have a Material Adverse Effect; and, to the best knowledge of Company's responsible officers or as otherwise disclosed in the Offering Circular, no such proceedings are threatened or contemplated by governmental authorities or threatened by others.

4.7  Insurance of Properties.

     Company and its Subsidiaries maintain (and there is outstanding and duly in force on the date hereof, and will be outstanding and duly in force at the Closing Date) insurance covering their properties. operations, personnel and business which insures against such losses and risks as are adequate in Company's business judgment to protect Company and its Subsidiaries and their businesses.

4.8  Performance of Agreements.

     None of Company or any of its Subsidiaries is in violation of its Certificate of Incorporation or By-laws, or in default in the performance or observance of any obligation, covenant or condition contained in any indenture, mortgage, deed of trust, loan agreement, lease or other instrument to which it is a party or by which it or any of its properties is bound, other than defaults that, singly or in the aggregate, would not reasonably be expected to have a Material Adverse Effect.

4.9  Securities Activities.

     A.  Company is subject to Section 13 or 15(d) of the Exchange Act.

     B. None of the transactions contemplated by this Agreement, the Purchase Agreement, the Fixed Rate Senior Note Indenture or the Subordinated Note Indenture (including, without limitation, the use of the proceeds from the sale of the Notes and the New Notes) will violate or result in a violation of Section 7 of the Exchange Act, or any regulation promulgated thereunder, including, without limitation, Regulations G, T, U, and X of the Board of Governors of the Federal Reserve System.

     C. Prior to the date hereof, neither Company nor any of its Affiliates has taken any action which is designed to or which has constituted or which might have been expected to cause or result in stabilization or manipulation of the price of any security of Company in connection with the offerings of the New Notes.

     D. Within the preceding six months, neither Company nor any other Person acting on behalf of Company has offered or sold to any Person any New Notes, or any securities of the same or a similar class as the New Notes, other than New Notes to be resold by the Purchasers under the Purchase Agreement.

     E. Company has not issued any securities of the same class (within the meaning of Rule 144A(d)(3) under the Securities Act) as any of the New Notes which are listed on a national securities exchange registered under Section 6 of the Exchange Act or quoted in a U.S. automated inter-dealer quotation system;
(ii) Company is not an "investment company" within the meaning of, or is registered or otherwise required to be registered under, the United States Investment Company Act of 1940, as amended; (iii) none of Company or any of its Subsidiaries or Affiliates or any Person acting on their behalf has sold, offered for sale, solicited offers to buy or otherwise negotiated in respect of any security (as defined in the Securities Act) which is or will be integrated with the sale of any of the New Notes in a manner at would require the registration, under the Securities Act of any of the New Notes and none of Company or any of its Subsidiaries or Affiliate or any Person acting on their behalf (other than the Purchasers, as to whom Company makes no representation, warranty or agreement) has offered or sold or will offer or sell any New Notes by means of any general solicitation or general advertising within the meaning of Rule 502(c) under the Securities Act; and (iv) none of Company or any of it Subsidiaries or affiliates or any Person acting on its or their behalf (other than the Purchasers, as to whom Company makes no representation, warranty or agreement), has engaged or will engage in any directed selling efforts within the meaning of Regulation S with respect to the New Notes, and Company and its Subsidiaries and affiliates and all Persons acting on its or their behalf (other than the Purchasers, as to whom Clark makes no representation, warranty or agreement) have complied with and will comply with the "offering restriction" within the meaning of Rule 902.

     F. There is no "substantial U.S. market interest" as defined in Rule 902(n) of Regulation S for the New Notes or any security of the same class as the New Notes.

4.10 Accountants.

     Coopers & Lybrand L.L.P., who have certified certain consolidated financial statements of Company, and Price Waterhouse L.L.P., who are currently serving as Company's independent public accountants, are each independent public accountants within the meaning of Rule 101 of the AICPA's Code of Professional Conduct, and its interpretations and rulings.

4.11 Environmental Protection.

     Except as set forth in the Offering Circular, Company and its Subsidiaries are in compliance with all applicable existing federal, state and local laws and regulations relating to protection of human health or the environment or imposing liability or standards of conduct concerning any Hazardous Material, except for such instances of noncompliance which, either singly or in the aggregate, would not reasonably be expected to have a Material Adverse Effect.

4.12 Employee Matters.

     Except as described in the Offering Circular, no labor dispute with the employees of Company or any of its Subsidiaries exists or, to the knowledge of Company is imminent that would reasonably be expected to have a Material Adverse Effect.

4.13 Disclosure.

     The Preliminary Offering Circular and the Offering Circular and any amendments or supplements thereto did not and will not, as of their respective dates, contain an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading; provided, however, that this representation and warranty shall not apply to any statements or omissions made in a Preliminary Offering Circular or an Offering Circular in reliance upon and in conformity with information furnished in writing to Company by or on behalf of a Purchaser expressly for use therein.

                                  SECTION 5.
                        COMPANY'S AFFIRMATIVE COVENANTS

     Company covenants and agrees that, so long as the Commitments hereunder shall remain in effect and until payment in full of all of the Loans and other Obligations, unless Requisite Lenders shall otherwise give prior written consent:

5.1  Financial Statements and Other Reports.

     A. Provision of Financial Information. So long as any Loans are outstanding, whether or not Company is required to be subject to Section 13(a) or 15(d) of the Exchange Act, or any successor provision thereto, Company shall file with the Commission the annual reports, quarterly reports and other documents (including a "Management's Discussion and Analysis of Financial Condition and Results of Operations" and, with respect to the annual information only, a report thereon by Company's certified independent accountants) which Company would have been required to file with the Commission pursuant to such Section 13(a) or 15(d) or any successor provision thereto if Company were so required, such documents to be filed with the Commission on or prior to the respective dates (the "Required Filing Dates") by which Company would have been required so to file such documents if Company were so required. Company shall also in any event (i) within 15 days of each Required Filing Date
(a) transmit by mail to all Lenders without cost to such Lenders, and (b) file with the Paying Agent, in each case, copies of the annual reports, quarterly reports and other documents which Company would have been required to file with the Commission pursuant to Section 13(a) or 15(d) of the Exchange Act or any successor provisions thereto if Company were required to be subject to such Sections and (ii) if filing such documents by Company with the Commission is not permitted under the Exchange Act, promptly upon written request supply copies of such documents to any prospective Lender.

     B.  Statement by Officers as to Default.

          (i) Company shall deliver to the Paying Agent for distribution to Lenders, within 120 days after the end of each Fiscal Year, an Officers' Certificate stating that a review of the activities of Company and its Subsidiaries during the preceding fiscal year has been made under the supervision of the signing officers with a view to determining whether Company has kept, observed, performed and fulfilled its obligations under this Agreement, and further stating, as to each such officer signing such certificate, that to the best of such officer's knowledge Company has kept, observed, performed and fulfilled each and every covenant contained in this Agreement and is not in default in the performance or observance of any of the terms, provisions and conditions hereof (or, if a Potential Event of Default or Event of Default shall have occurred, describing all such Potential Events of Default or Events of Default of which such officer may have knowledge and what action Company is taking or proposes to take with respect thereto) and that to the best of such officers' knowledge no event has occurred and remains in existence by reason of which payments on account of the principal of (and premium, if any) or interest, if any, on the Loans are prohibited or if such event has occurred, a description of the event and what action Company is taking or proposes to take with respect thereto.

          (ii) So long as not contrary to the then current recommendations of the American Institute of Certified Public Accountants, the financial statements delivered pursuant to subsection 5.1A shall be accompanied by a written statement of Company's independent public accountants (who shall be a firm of established national reputation reasonably satisfactory to Paying Agent) that in making the examination necessary for certification of such financial statements nothing has come to their attention which would lead them to believe that Company has violated any provisions of subsection 2.4B or, if any such violation has occurred, specifying the nature and period of existence thereof, it being understood that such accountants shall not be liable directly or indirectly to any Person for any failure to obtain knowledge of any such violation.

          (iii) Company shall, so long as any of the Obligations are outstanding, deliver to the Paying Agent for distribution to Lenders, forthwith upon any officer becoming aware of (a) any Potential Event of Default or Event of Default or (b) any event of default under any other mortgage, indenture or instrument as described in subsection 7.2, an Officers' Certificate specifying such Potential Event of Default, Event of Default or event of default and what action Company is taking or proposes to take with respect thereto.

     C. Other Information. Company shall deliver to Paying Agent and Lenders the information required to be delivered to the trustee and holders under
Section 6.04 of the Fixed Rate Senior Note Indenture as in effect on the date hereof in the manner and on the terms specified therein.

5.2  Corporate Existence, etc.

     Except as permitted under subsection 6.6, Company shall do or cause to be done all things necessary to preserve and keep in full force and effect its existence, rights (charter and statutory) and franchises; provided, however, that Company shall not be required to preserve any such right or franchise if the Board of Directors shall determine that the preservation thereof is no longer desirable in the conduct of the business of Company and that the loss thereof is not disadvantageous in any material respect to the Lenders.

5.3  Payment of Taxes and Claims; Tax Consolidation.

     Company shall, or shall cause its Subsidiaries to, pay or discharge or cause to be paid or discharged, before the same shall become delinquent, (1) all taxes, assessments and governmental charges levied or imposed upon Company or any Subsidiary of Company or upon the income, profits or property of Company or any Subsidiary of Company, and (2) all lawful claims for labor, materials and supplies which, if unpaid, might by law become a lien upon the property of Company or any Subsidiary of Company; provided, however, that Company and its Subsidiaries shall not be required to pay or discharge or cause to be paid or discharged any such tax, assessment, charge or claim whose amount, applicability or validity is being contested in good faith by appropriate proceedings.

5.4  Maintenance of Properties.

     Company shall cause all properties used or useful in the conduct of its business or the business of any Subsidiary of Company to be maintained and kept in good condition, repair and working order and supplied with all necessary equipment and shall cause to be made all necessary repairs, renewals, replacements, betterments and improvements thereof, all as in the judgment of Company may be necessary so that the business carried on in connection therewith may be properly and advantageously conducted at all times; provided, however, that nothing in this Section shall prevent Company from discontinuing the operation or maintenance of any of such properties if such discontinuance is, in the judgment of Company, desirable in the conduct of its business or the business of any Subsidiary of Company and not disadvantageous in any material respect to the Lenders.

5.5  Compliance with Laws, etc.

     Company shall comply, and shall cause each of its Subsidiaries to comply, with the requirements of all applicable laws, rules, regulations and orders of any governmental authority, noncompliance with which would reasonably be expected to cause, individually or in the aggregate, a material impairment of the ability of Company and its Subsidiaries, taken as a whole, to (a) make payments of principal and interest on the Obligations as and when due, or (b) continue doing business as a going concern.

                                  SECTION 6.
                         COMPANY'S NEGATIVE COVENANTS

     Company covenants and agrees that, so long as the Commitments hereunder shall remain in effect and until payment in full of all of the Loans and other Obligations, unless Requisite Lenders shall otherwise give prior written consent:

6.1  Indebtedness.

     Company shall not, and shall not permit any of its Subsidiaries to, directly or indirectly, incur any Indebtedness (including Acquired Debt), other than:

          (i)  the Obligations;

          (ii) the New Notes and Permitted Indebtedness; and

          (iii) other Indebtedness; provided that after giving effect to the incurrence of any such Indebtedness and the receipt and application of the proceeds therefrom, Company's Consolidated Operating Cash Flow Ratio is greater than 2 to 1.

Notwithstanding anything in this subsection 6.1 to the contrary, Company's Unrestricted Subsidiaries may incur Non-Recourse Debt; provided, however, that if any such Indebtedness ceases to be Non-Recourse Debt of an Unrestricted Subsidiary, such event shall be deemed to constitute an incurrence of Indebtedness by a Restricted Subsidiary of Company and shall be subject to the other restrictions of this subsection 6.1.

6.2  Prohibition on Liens and Related Matters.

     Company shall not directly or indirectly, create, incur, assume or suffer to exist any Lien (other than Permitted Liens) on any asset now owned or hereafter acquired, or on any income or profits therefrom, or assign or convey any right to receive income therefrom to secure any Indebtedness which is pari passu with or subordinate in right of payment to the Obligations, unless the Obligations are secured equally and ratably simultaneously with or prior to the creation, incurrence or assumption of such Lien for so long as such Lien exists; provided, that in any case involving a Lien securing Indebtedness which is subordinated in right of payment to the Obligations, such Lien is subordinated to the Lien securing the Obligations to the same extent that such subordinated debt is subordinated to the Obligations.

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

6.3  Limitation on Dividend and Other Payment Restrictions
     Affecting Restricted Subsidiaries of Company.

     Company shall not, and shall not permit any Restricted Subsidiary of Company (other than a Securitization Special Purpose Entity) to, create or otherwise cause or suffer to exist or become effective, any consensual encumbrance or restriction which, by its terms, restricts the ability of any Restricted Subsidiary of Company (other than a Securitization Special Purpose Entity) to (i) pay dividends or make any other distributions on any such Restricted Subsidiary's Capital Stock or pay any Indebtedness owed to Company or any Restricted Subsidiary of Company, (ii) make any loans or advances to Company or any Restricted Subsidiary of Company, or (iii) transfer any of its property or assets to Company or any Restricted Subsidiary of Company, except for, in the case of clauses (i), (ii) and (iii) above, any restrictions (a) existing hereunder and any restrictions existing or created on the Closing Date pursuant to any agreement relating to Existing Indebtedness of Company or any Restricted Subsidiary, (b) pursuant to an agreement relating to Indebtedness incurred by such Restricted Subsidiary prior to the date on which such Restricted Subsidiary was acquired by Company and outstanding on such date and not incurred in anticipation of becoming a Restricted Subsidiary, (c) imposed by virtue of applicable corporate law or regulation and relating solely to the payment of dividends or distributions to stockholders, (d) with respect to restrictions of the nature described in clause (iii) above, included in a contract entered into in the ordinary course of business and consistent with past practices that contains provisions restricting the assignment of such contract, (e) pursuant to an agreement effecting a renewal, extension, refinancing, refunding or replacement of Indebtedness referred to in (a) or (b) above; provided, however, that the provisions contained in such renewal, extension, refinancing, refunding or replacement agreement relating to such encumbrance or restriction, taken as a whole, are not materially more restrictive than the provisions contained in the agreement the subject thereof, as determined in good faith by the board of directors of Company, or (f) which shall not in the aggregate cause Company not to have the funds necessary to pay the principal of, premium, if any, or interest, on the Obligations as they mature.

6.4  Restrictions on Guaranties.

     Company shall not permit any Restricted Subsidiary, directly or indirectly, to guarantee or secure the payment of any Indebtedness of Company unless such Restricted Subsidiary simultaneously executes and delivers to Administrative Agent and Lenders such guarantees, security agreements and other documents or instruments providing for the guarantee or security of the payment of the Obligations by such Restricted Subsidiary (other than the grant of security interests in cash and cash equivalents, receivables and product inventories to secure obligations under the Existing Credit Agreement). If the Indebtedness to be guaranteed is subordinated to the Obligations, then the guarantee or security of such Indebtedness shall be subordinated to the guarantee or security of the Obligations to the same extent as the Indebtedness to be guaranteed is subordinated to the Obligations under this Agreement. Notwithstanding the foregoing, any such guarantee or security by a Restricted Subsidiary of the Obligations shall provide by its terms that it shall be automatically and unconditionally released and discharged upon either (i) the release

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

or discharge of such guarantee or security of payment of such other Indebtedness, except a discharge by or as a result of payment under such guarantee or security, or (ii) any sale, exchange or transfer, to any Person not an Affiliate of Company, of all of Company's Capital Stock in, or all or substantially all the assets of, such Restricted Subsidiary, which sale, exchange or transfer is made in compliance with the provisions of this Agreement.

6.5  Limitations on Restricted Payments.

     Company shall not, and shall not permit any of its Restricted Subsidiaries to, directly or indirectly, make any Restricted Payment, unless (i) at the time of and immediately after giving effect to the proposed Restricted Payment, no Potential Event of Default or Event of Default shall have occurred and be continuing, or would occur as a consequence thereof, (ii) either Company would
(a) at the time of such Restricted Payment and after giving pro forma effect thereto, have a Consolidated Adjusted Net Worth exceeding $200,000,000 or (b) be permitted to incur at least $1.00 of additional Indebtedness pursuant to the Consolidated Operating Cash Flow Ratio test set forth in subsection 6.1(iii), and (iii) at the time of and immediately after giving effect to the proposed Restricted Payment (the value of any such payment if other than cash, as determined in good faith by the board of directors of Company and evidenced by a Board Resolution), the aggregate amount of all Restricted Payments (including Restricted Payments permitted by clauses (b), (j), (l) and (m) of the next succeeding paragraph and excluding the other Restricted Payments permitted by such paragraph) declared or made subsequent to the Closing Date shall not exceed the sum of (a) 50% of the aggregate Consolidated Net Operating Income (or, if such aggregate Consolidated Net Operating Income is a deficit, minus 100% of such deficit) of Company for the period (taken as one accounting period) from the first day of the Fiscal Quarter that begins after the Closing Date to the end of Company's most recently ended Fiscal Quarter for which internal financial statements are available at the time of such Restricted Payment plus (b) 100% of the aggregate net proceeds, including cash and the fair market value of property other than cash (as determined in good faith by the board of directors of Company and evidenced by a Board Resolution), received by Company since the Closing Date, from any Person other than a Subsidiary of Company as a result of the issuance of Capital Stock (other than any Disqualified Capital Stock) of Company including such Capital Stock issued upon conversion of Indebtedness or upon exercise of warrants and any contributions to the capital of Company (other than Excluded Contributions) received by Company from any such Person plus (c) to the extent that any Restricted Investment that was made after the Closing Date is sold for cash or otherwise liquidated or repaid for cash, the cash return of capital with respect to such Restricted Investment (less the cost of disposition, if any). For purposes of any calculation pursuant to the preceding sentence which is required to be made within 60 days after the declaration of a dividend by Company, such dividend shall be deemed to be paid at the date of declaration.

     The foregoing provisions of this subsection 6.5 shall not be violated by reason of (a) the payment of any dividends or distributions payable solely in shares of Company's Capital Stock (other than Disqualified Capital Stock) or in options, warrants or other rights to acquire Company's Capital Stock (other than Disqualified Capital Stock), (b) the payment of any dividend within 60 days after the date of declaration thereof if, at such date of declaration, such payment complied with the provisions described above, (c) the payment of cash dividends or the making of loans or advances to Holdings after October 1, 2002, in an amount sufficient to enable Holdings to make cash payments of interest or dividends required to be made in respect of the Exchangeable Preferred Stock or the Exchange Debentures in accordance with the payment terms thereof in effect on the date hereof, (d) the payment of cash dividends or the making of loans or advances in an amount sufficient to enable Holdings to make payments required to be made in respect of the 10-7/8% Notes in accordance with the payment terms thereof in effect on the date hereof, (e) the retirement of any shares of Company's Capital Stock in exchange for, or out of the proceeds of, the substantially concurrent sale (other than to a Subsidiary of Company) of, other shares of its Capital Stock (other than Disqualified Capital Stock) or options, warrants or other rights to purchase Company Capital Stock (other than Disqualified Capital Stock) and the declaration and payment of dividends on such new Capital Stock in an aggregate amount no greater than the amount of dividends declarable and payable on such retired Capital Stock immediately prior to such retirement, (f) the Chevron Payment, (g) the AOC Payment, (h) the Gulf Payments, (i) other Restricted Payments in an aggregate amount not to exceed $50,000,000, (j) the making of any payment in redemption of Capital Stock of Company or Holdings or options to purchase such Capital Stock granted to officers or employees of Company or Holdings pursuant to any stock option, stock purchase or other stock plan approved by the board of directors of Company or Holdings in connection with the severance or termination of officers or employees not to exceed $8,000,000 per annum or the payment of cash dividends or the making of loans or advances to Holdings to permit it to make such payments, (k) the declaration and payment of dividends to holders of any class or series of preferred stock of Company and its Restricted Subsidiaries issued in accordance with the provisions of subsection 6.1, (l) the payment of dividends on Company's common stock, following the first public offering of Company's common stock or Holdings's common stock after the Closing Date, of up to 6% per annum of the net proceeds received by Company in such public offering or the payment of funds to Holdings in amounts necessary to permit Holdings to make such payments to the extent the proceeds of such offering were contributed to the equity capital of Company, (m) so long as no Potential Event of Default or Event of Default shall have occurred and be continuing (or would result therefrom), the payment to Holdings (in the form of dividends, loans, advances or otherwise) of 100% of the proceeds of Indebtedness incurred pursuant to clause (xv) of the definition of ``Permitted Indebtedness'' to redeem, repurchase, defease or otherwise acquire or retire for value the 10-7/8% Notes; provided, however, that at the time of such redemption, repurchase, defeasance or other acquisition or retirement for value, the Consolidated Operating Cash Flow Ratio of Company, after giving effect to the incurrence of Indebtedness in connection therewith, would be greater than 1.75 to 1.0, (n) the payment of dividends or the making of loans or advances by Company to Holdings in an amount not to exceed $2,000,000 in any Fiscal Year for costs and expenses incurred by Holdings in its capacity as a holding company or for services rendered to Company; (o) Restricted Investments not to exceed at any one time an aggregate of $75,000,000, and (p) Restricted Investments made with Excluded Contributions.

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

     The board of directors of Company may designate any Restricted Subsidiary to be an Unrestricted Subsidiary if such designation would not cause a Potential Event of Default or Event of Default; provided that, in no event shall the business currently operated by Company or Holdings be transferred to or held by an Unrestricted Subsidiary, unless after giving pro forma effect to such transfer Company could have incurred an additional $1.00 of Indebtedness pursuant to the Consolidated Operating Cash Flow Ratio test set forth in subsection 6.1(iii). For purposes of making such determination, all outstanding Investments by Company and its Restricted Subsidiaries (except to the extent repaid in cash) in the Subsidiary so designated shall be deemed to be Restricted Payments at the time of such designation and shall reduce the amount available for Restricted Payments under the first paragraph of this subsection 6.5. All such outstanding Investments shall be deemed to constitute Investments in an amount equal to the greatest of (x) the net book value of such Investments at the time of such designation, (y) the fair market value of such Investments at the time of such designation, and (z) the original fair market value of such Investments at the time they were made. Such designation shall only be permitted if such Restricted Payment would be permitted at such time and if such Restricted Subsidiary otherwise meets the definition of an Unrestricted Subsidiary.

6.6  Limitation on Merger, Consolidation, Sales of Assets.

     A. Company may Consolidate only on Certain Terms. Company shall not consolidate or merge with or into (whether or not Company is the Surviving Person), or sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of its properties or assets in one or more related transactions to another Person unless (i) the Surviving Person is a corporation organized and existing under the laws of the United States, any state thereof or the District of Columbia, (ii) the Surviving Person (if other than Company) assumes all of the obligations of Company under the this Agreement, the Notes and the other Loan Documents pursuant to documentation in form reasonably satisfactory to Administrative Agent, (iii) at the time of and immediately after such transaction, no Potential Event of Default or Event of Default shall have occurred and be continuing, (iv) except with respect to a merger of Company with or into Holdings that does not result in a Rating Decline, after giving pro forma effect to the transaction, either (a) the Surviving Person would be permitted to incur at least $1.00 of additional Indebtedness pursuant to the Consolidated Operating Cash Flow Ratio test set forth in subsection 6.1(iii) or
(b) the Consolidated Operating Cash Flow Ratio of the Surviving Person would be no less than such ratio for Company immediately prior to such transaction and
(v) Company has delivered to Agents and Lenders an Officers' Certificate and an Opinion of Counsel, each stating that such consolidation, merger, conveyance, transfer or lease, and, if an amendment or waiver hereto is required in connection with such transaction, such amendment or waiver complies with this subsection 6.6 and that all conditions precedent herein provided for relating to such transaction have been complied with.

     B. Successor Substituted. Upon any consolidation of Company with, or merger of Company into, any other Person or any conveyance, transfer, lease or other disposition of the properties and assets of Company substantially as an entirety in accordance with subsection 6.6, the successor Person formed by such consolidation or into which Company is merged or to which such conveyance, transfer, lease or other disposition is made shall succeed to, and be substituted for, and may exercise every right and power of, Company under this Agreement and the other Loan Documents with the same effect as if such successor Person had been named as Company herein, and thereafter, except in the case of a lease, the predecessor Person shall be relieved of all obligations and covenants under this Agreement and the other Loan Documents; provided, however, that the predecessor Company shall not be relieved from the obligation to pay principal of and interest on the Loans, except in the case of a transfer, conveyance, sale or other disposition (excluding by lease) of all of Company's assets that meets the requirements of subsection 6.6A.


6.7  Limitation on Certain Asset Dispositions.

     Company shall not, and shall not permit any Restricted Subsidiary of Company to, make any Asset Disposition unless (i) Company or such Restricted Subsidiary receives consideration at the time of such disposition (or in the case of a lease, over the term of such lease) at least equal to the fair market value of the shares or assets disposed of (which shall be as determined in good faith by Company), and (ii) at least 75% of the consideration for such disposition consists of cash or Cash Equivalents; provided that the following shall be deemed to be cash for purposes of this covenant: (1 ) the amount of any liabilities (as shown on Company's or such Restricted Subsidiary's most recent balance sheet or in the notes thereto) of Company or such Restricted Subsidiary (other than liabilities that are by their terms subordinated to the Loans) that are assumed by the transferee of any such assets, and (2) any notes or other obligations received by Company or such Restricted Subsidiary from a transferee that are converted by Company or such Restricted Subsidiary into cash within 180 days after such Asset Disposition; provided, further, that the 75% limitation referred to above in clause (ii) shall not apply to (x) any disposition of assets in which the cash portion of such consideration received therefor on an after-tax basis, determined in accordance with the foregoing proviso, is equal to or greater than what the after-tax net proceeds would have been had such transaction complied with the aforementioned 75% limitation, (y) any disposition of assets (other than the Port Arthur Refinery) in exchange for assets of comparable fair market value related to the Principal Business of Company, provided that in any such exchange of assets of Company or a Restricted Subsidiary with a fair market value in excess of $20,000,000 occurring when Blackstone fails to hold, directly or indirectly, 30% or more of the total voting power of all classes of Capital Stock of Company, Company shall obtain an opinion or report from a nationally recognized investment banking firm, valuation expert or accounting firm confirming that the assets received by Company and such Restricted Subsidiary in such exchange have a fair market value at least equal to the assets so exchanged or (z) any disposition of Securitization Program Assets to any Securitization Special Purpose Entity in exchange for Indebtedness of, procurement of letters of credit and similar instruments by, or equity or other interests in, such Securitization Special Purpose Entity.

     Within 360 days of the later of (a) the receipt of the Net Available Proceeds and (b) the date of such applicable Asset Disposition, Company may elect to (i) apply the Net Available Proceeds from such Asset Disposition to permanently redeem or repay Indebtedness of Company

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

or any Restricted Subsidiary, other than Indebtedness of Company which is subordinated to the Obligations, or (ii) apply the Net Available Proceeds from such Asset Disposition to invest in assets related to the Principal Business of Company or Capital Stock of any Person primarily engaged in the Principal Business if, as a result of such acquisition, such Person becomes a Restricted Subsidiary. Pending the final application of any such Net Available Proceeds, Company may temporarily invest such Net Available Proceeds in any manner permitted by this Agreement. Any Net Available Proceeds from an Asset Disposition not applied or invested as provided in the first sentence of this paragraph shall be deemed to constitute ``Excess Proceeds''.

     As soon as practical, but in no event later than ten Business Days after any date (an ``Asset Disposition Trigger Date'') that the aggregate amount of Excess Proceeds exceeds $25,000,000, Company shall offer to prepay the Loans pursuant to subsection 2.4B(ii)(a) by commencing an offer pursuant to subsection 2.4B(iii)(d) to prepay the maximum amount of Loans and to purchase the maximum amount of other Indebtedness of Company or Holdings having similar rights to be so prepaid or purchased out of Excess Proceeds, in each case at an offer price in cash in an amount equal to 100% of the principal amount thereof, plus accrued and unpaid interest to the date of prepayment or purchase, as applicable. To the extent that any Excess Proceeds remain after completion of such offer, Company may use the remaining amount for general corporate purposes. Upon any completion of any such offer pursuant to subsection 2.4B(iii)(d), the amount of Excess Proceeds shall be reset to zero.

6.8  Transactions with Shareholders and Affiliates.

     Company shall not, and shall not permit any Restricted Subsidiary of Company to, directly or indirectly, conduct any business or enter into any transaction or series of similar transactions (including, without limitation, the purchase, sale, transfer, lease or exchange of any property or the rendering of any service) with (i) any direct or indirect holder of more than 5% of any class of Capital Stock of Company or of any Restricted Subsidiary of Company (other than transactions between or among Company and/or its Restricted Subsidiaries except for Restricted Subsidiaries owned in any part by the Principal Shareholders), or (ii) any Affiliate of Company (other than transactions between or among Company and/or its Restricted Subsidiaries except for Restricted Subsidiaries owned in any part by the Principal Shareholders) (each of the foregoing, a ``Shareholder/Affiliate Transaction'') unless the terms of such business, transaction or series of transactions (a) are set forth in writing and (b) are as favorable to Company or such Restricted Subsidiary in all material respects as terms that would be obtainable at the time for a comparable transaction or series of similar transactions in arm's-length dealings with a Person which is not such a stockholder or Affiliate and, if such transaction or series of transactions involves payment for services of such a stockholder or Affiliate, (x) for amounts greater than $10,000,000 and less than $25,000,000 per annum, Company shall deliver an Officers' Certificate to the Administrative Agent certifying that such Shareholder/Affiliate Transaction complies with clause (b) above or (y) for amounts equal to or greater than $25,000,000 per annum, then (A) a majority of the disinterested members of the board of directors shall in good faith determine that such payments are fair consideration for the services performed or to be performed (evidenced by a Board

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

Resolution) or (B) Company must receive a favorable opinion from a nationally recognized investment banking firm chosen by Company or, if no such investment banking firm is in a position to provide such opinion, a similar firm chosen by Company (having expertise in the specific area which is the subject of the opinion), that such payments are fair consideration for the services performed or to be performed (a copy of which shall be delivered to the Administrative Agent); provided that the foregoing requirements of this subsection 6.8 shall not apply to:

          (i) Shareholder/Affiliate Transactions involving the purchase or sale of crude oil in the ordinary course of Company's business, so long as such transactions are priced in line with the market price of a crude benchmark and the pricing of such transactions is equivalent to the pricing of comparable transactions with unrelated third parties; and provided further that the Gulf Payments shall not be deemed a Shareholder/Affiliate Transaction,

          (ii) Restricted Payments permitted by the provisions of subsection
     6.5;

          (iii) payments made in connection with the Blackstone Transaction, including fees to Blackstone;

          (iv) payment of annual management, consulting, monitoring and advisory fees and related expenses to Blackstone and its Affiliates;

          (v) payment of reasonable and customary fees paid to, and indemnity provided on behalf of, officers, directors, employees or consultants of Company or any Restricted Subsidiary;

          (vi) payments by Company or any of its Restricted Subsidiaries to Blackstone and its Affiliates made for any financial advisory, financing, underwriting or placement services or in respect of other investment banking activities, including, without limitation, in connection with acquisitions or divestitures which payments are approved by a majority of the board of directors of Company in good faith;

          (vii) payments or loans to employees or consultants which are approved by a majority of the board of directors of Company in good faith;

          (viii) any agreement in effect on the Closing Date and any amendment thereto (so long as any such amendment is not disadvantageous to the Lenders in any material respect) or any transaction contemplated thereby; or

          (ix) any stockholder agreement or registration rights agreement to which Company is a party on the Closing Date and any similar agreements which it may enter into thereafter; provided that the performance by Company or any of its Restricted Subsidiaries of obligations under any future amendment or under such a similar agreement entered into

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

     after the Closing Date shall only be permitted by this clause (ix) to the extent that the terms of any such amendment or new agreement are not disadvantageous to the Lenders in any material respect.

6.9  Restrictions on Secured Indebtedness.

     From and after the occurrence of an Investment Grade Rating Event, if Company shall incur, issue, assume or guarantee any Indebtedness secured by a Lien on any Principal Property of Company or on any share of stock or Indebtedness of any Restricted Subsidiary (other than a Securitization Special Purpose Entity), Company shall secure the Obligations equally and ratably with (or, at Company's option, prior to) such secured Indebtedness so long as such Indebtedness shall be so secured, unless the aggregate amount of all such secured Indebtedness, together with all Attributable Indebtedness of Company with respect to any Sale and Leaseback Transactions involving Principal Properties (with the exception of such transactions which are excluded as described in clauses (i) through (v) under subsection 6.10), would not exceed 10% of Consolidated Net Tangible Assets. The above restriction does not apply to, and there will be excluded from secured Indebtedness in any computation under such restriction, Indebtedness secured by: (i) Liens on property of, or on any share of stock or Indebtedness of, any corporation existing at the time such corporation becomes a Restricted Subsidiary and Liens on any property acquired from a corporation which is merged with or into Company or a Subsidiary, (ii) Liens in favor of Company; (iii) Liens in favor of governmental bodies to secure progress, advance or other payments; (iv) Liens upon any property acquired after the date of this Agreement, securing the purchase price thereof or created or incurred simultaneously with (or within 270 days after) such acquisition to finance the acquisition of such property or existing on such property at the time of such acquisition, or Liens on improvements after such date, in each case subject to certain conditions and provided that the principal amount of the obligation or Indebtedness secured by such Lien shall not exceed 100% of the cost or fair value (as determined in good faith by Company), whichever shall be lower, of the property at the time of the acquisition, construction or improvement thereof; (v) Liens securing industrial revenue or pollution control bonds, (vi) Liens arising out of any final judgment for the payment of money aggregating not in excess of $25,000,000 which remains unstayed, in effect and unpaid for a period of 60 consecutive days or Liens arising out of any judgments which are being contested in good faith, (vii) Permitted Liens in existence on the date of the Investment Grade Rating Event, (viii) Liens to secure obligations arising from time to time under the Existing Credit Agreement including Guaranties thereof, or (ix) any extension, renewal, or replacement of any Lien referred to in the foregoing clauses (i) through (viii) inclusive.

6.10 Restrictions on Sales and Leasebacks.

     From and after the occurrence of an Investment Grade Rating Event, Company shall not enter into any Sale and Leaseback Transaction involving any Principal Property, unless the aggregate amount of all Attributable Indebtedness of Company with respect to such transaction plus all secured Indebtedness (with the exception of secured Indebtedness which is excluded as

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

described in clauses (i) through (ix) under subsection 6.9) would not exceed 10% of Consolidated Net Tangible Assets. This restriction does not apply to, and there shall be excluded from Attributable Indebtedness in any computation under such restriction, any Sale and Leaseback Transaction if: (i) the lease is for a period, including renewal rights, not in excess of three years; (ii) the sale of the Principal Property is made within 270 days after its acquisition, construction or improvements; (iii) the lease secures or relates to industrial revenue or pollution control bonds; (iv) the transaction is between Company and a Restricted Subsidiary; or (v) Company, within 270 days after the sale is completed, applies to the retirement of Indebtedness of Company or a Restricted Subsidiary, or to the purchase of other property which will constitute a Principal Property, an amount not less than the greater of (1) the net proceeds of the sale of the Principal Property leased or (2) the fair market value (as determined by Company in good faith) of the Principal Property leased. The amount to be applied to the retirement of Indebtedness shall be reduced by (x) the principal amount of any debentures or notes (including the New Notes) of Company or a Restricted Subsidiary surrendered within 270 days after such sale to the applicable trustee for retirement and cancellation, (y) the principal amount of Indebtedness, other than the items referred to in the preceding clause
(x), voluntarily retired by Company or a Restricted Subsidiary within 270 days after such sale and (z) associated transaction expenses.

6.11 Other Agreements.

     Company shall not, and shall not permit any Subsidiary of Company to, enter into or become a party (including as an assignee or successor) to any agreement (including a refinancing or refunding of the Existing Credit Agreement) that would conflict with this Agreement or the other Loan Documents.

6.12 Effect of Investment Grade Rating.

     Notwithstanding the foregoing, upon the occurrence of any Investment Grade Rating Event, subsections 6.1, 6.2, 6.3, 6.5, 6.6A(iv), 6.6A(v), 6.7 and 6.8
shall be of no further force or effect and shall cease to apply to Company and, in lieu thereof, subsections 6.9 and 6.10 shall take effect.


                                  SECTION 7.
                               EVENTS OF DEFAULT

     If any of the following conditions or events (``Events of Default'') shall occur:

7.1  Failure to Make Payments When Due.

     Failure by Company to pay any installment of principal of any Loan or any prepayment fee under subsection 2.4B(i)(b) or 2.4B(ii)(c) when due, whether at stated maturity, by

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

acceleration, by notice of voluntary prepayment, by mandatory prepayment or otherwise; or failure by Company to pay any interest on any Loan within 30 days after the date due; or

7.2  Default in Other Agreements.

     A default occurs under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any Indebtedness for money borrowed by Company or any Restricted Subsidiary of Company (or the payment of which is guaranteed by Company or a Restricted Subsidiary of Company), whether such Indebtedness or guarantee now exists or shall be created hereafter, if (a) either (i) such default results from the failure to pay principal (and premium, if any) upon the expressed maturity of such Indebtedness (after the expiration of any applicable grace period) or (ii) as a result of such default the maturity of such Indebtedness has been accelerated prior to its expressed maturity and (b) the principal amount of such Indebtedness, together with the principal amount of any other such Indebtedness with respect to which the principal amount unpaid upon its expressed maturity (after the expiration of any applicable grace period), or the maturity of which has been so accelerated, exceeds $25,000,000; or

7.3  Breach of Certain Covenants.

     Failure of Company to observe or perform any covenant, condition on the part of Company to be performed or observed pursuant to Section 6.6 hereof; or

7.4  Other Defaults Under Loan Documents.

     Company shall default in the performance, or breach, of any covenant of Company in this Agreement or any other Loan Document (other than a covenant a default in whose performance or whose breach is elsewhere in this Section 7 specifically dealt with), and continuance of such default or breach for a period of 30 days after there has been given, by registered or certified mail, to Company by Paying Agent or to Company and Paying Agent by Lenders having or holding at least 25% of the aggregate Loan Exposure of all Lenders a written notice specifying such default or breach and requiring it to be remedied and stating that such notice is a ``Notice of Default'' hereunder; or

7.5  Involuntary Bankruptcy; Appointment of Receiver, etc.

     The entry by a court having jurisdiction in the premises of (A) a decree or order for relief in respect of Company or any Subsidiary of Company in an involuntary case or proceeding under any applicable Federal or State bankruptcy, insolvency, reorganization or other similar law or (B) a decree or order adjudging Company or any Subsidiary of Company a bankrupt or insolvent, or approving as properly filed a petition seeking reorganization, arrangement, adjustment or composition of or in respect of Company or any Subsidiary of Company under any applicable Federal or State law, or appointing a custodian, receiver, liquidator, assignee, trustee,

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

sequestrator or other similar official of Company or any Subsidiary of Company or of any substantial part of the property of Company or any Subsidiary of Company, or ordering the winding up or liquidation of the affairs of Company or any Subsidiary of Company, and the continuance of any such decree or order for relief or any such other decree or order unstayed and in effect for a period of 60 consecutive days; or

7.6  Voluntary Bankruptcy; Appointment of Receiver, etc.

     The commencement by Company or any Subsidiary of Company of a voluntary case or proceeding under any applicable Federal or State bankruptcy, insolvency, reorganization or other similar law or of any other case or proceeding to be adjudicated a bankrupt or insolvent, or the consent by Company or any Subsidiary of Company to the entry of a decree or order for relief in respect of Company or any Subsidiary of Company in an involuntary case or proceeding under any applicable Federal or State bankruptcy, insolvency, reorganization or other similar law or to the commencement of any bankruptcy or insolvency case or proceeding against Company or any Subsidiary of Company, or the filing by Company or any Subsidiary of Company of a petition or answer or consent seeking reorganization or relief under any applicable Federal or State law, or the consent by Company or any Subsidiary of Company to the filing of such petition or to the appointment of or taking possession by a custodian, receiver, liquidator, assignee, trustee, sequestrator or other similar official of Company or any Subsidiary of Company or of any substantial part of their respective property, or the making by Company or any Subsidiary of Company of an assignment for the benefit of creditors, or the admission by either Company or any Subsidiary of Company in writing of an inability to pay debts generally as they become due, or the taking of corporate action by Company or any Subsidiary of Company in furtherance of any such action; or

7.7  Judgments and Attachments.

     A final judgment or final judgments (not subject to appeal) for the payment of money are entered by a court or courts of competent jurisdiction against Company or any Subsidiary of Company and such judgment or judgments remain unstayed, in effect and unpaid for a period of 60 consecutive days; provided that the aggregate of all such judgments (to the extent not paid or to be paid by insurance) exceeds $50,000,000; or

7.8  Breach of Warranty.

          Any representation, warranty, certification or other statement made by Company or any of its Subsidiaries in any Loan Document on the Closing Date or in any statement or certificate given by Company or any of its Subsidiaries in writing on the Closing Date pursuant hereto or thereto or in connection herewith or therewith shall be false in any material respect on the date as of which made;

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

THEN (i) upon the occurrence of any Event of Default described in subsection 7.5 or 7.6, each of (a) the unpaid principal amount of and accrued interest on the Loans and (b) all other Obligations shall automatically become immediately due and payable, without presentment, demand, protest or other requirements of any kind, all of which are hereby expressly waived by Company, and the obligation of each Lender to make any Loan shall thereupon terminate, and (ii) upon the occurrence and during the continuation of any other Event of Default, Paying Agent shall, upon the written request or with the written consent of Lenders having or holding not less than 25% of the aggregate Loan Exposure of all Lenders, by written notice to Company, declare all or any portion of the amounts described in clauses (a) and (b) above to be, and the same shall forthwith become, immediately due and payable, and the obligation of each Lender to make any Loan shall thereupon terminate.

     In the event of a declaration of acceleration because an Event of Default specified in subsection 7.2 has occurred and is continuing, such declaration of acceleration shall be automatically annulled if the holders of the Indebtedness which is the subject of such Event of Default have rescinded their declaration of acceleration in respect of such Indebtedness within 90 days thereof and the Paying Agent has received written notice of such cure, waiver or rescission and no other Event of Default has occurred during such 90 day period which has not been cured or waived.

     At any time after a declaration of acceleration with respect to the Obligations has been made and before a judgment or decree for payment of the money due has been obtained by Paying Agent and Lenders, Requisite Lenders, by written notice to Company and Paying Agent, may rescind and annul such declaration and its consequences if:

          (1)  Company has paid,

               (A)  all overdue interest on the Loans,

               (B) the principal of (and premium, if any, on) any Loans which have become due otherwise than by such declaration of acceleration (including any Loans required to have been prepaid on the Optional Purchase Date pursuant to an offer by Company to prepay Loans pursuant to subsection 2.4B(iii)(d)) and any interest thereon at the rate or rates prescribed hereunder in respect of such Loans,

               (C) to the extent that payment of such interest is lawful, interest upon overdue interest, and principal (and premium, if any) at the rate otherwise payable hereunder with respect to the applicable Loans;

               (D) all sums paid or advanced by the Lenders hereunder and the reasonable compensation, expenses, disbursements and advances of Agents and their counsel; and

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

          (2) all Events of Default other than the non-payment of the principal of Loans which have become due solely by such declaration of acceleration, have been cured or waived.

The provisions of this paragraph are intended merely to bind Lenders to a decision which may be made at the election of Requisite Lenders and are not intended, directly or indirectly, to benefit Company, and such provisions shall not at any time be construed so as to grant Company the right to require Lenders to rescind or annul any acceleration hereunder or to preclude any Agent or Lenders from exercising any of the rights or remedies available to them under any of the Loan Documents, even if the conditions set forth in this paragraph are met.

                                  SECTION 8.
                                    AGENTS

8.1  Appointment.

     GSCP is hereby appointed Arranger and Syndication Agent hereunder, and each Lender hereby authorizes Arranger and Syndication Agent to act as its agent in accordance with the terms of this Agreement and the other Loan Documents. GSCP is hereby appointed Administrative Agent hereunder and under the other Loan Documents and each Lender hereby authorizes Administrative Agent to act as its agent in accordance with the terms of this Agreement and the other Loan Documents. State Street is hereby appointed Paying Agent hereunder and under the other Loan Documents and each Lender hereby authorizes Paying Agent to act as its agent in accordance with the terms of this Agreement and the other Loan Documents. Each Agent hereby agrees to act upon the express conditions contained in this Agreement and the other Loan Documents, as applicable. Except as expressly provided in subsections 8.5 and 8.6, the provisions of this Section 8 are solely for the benefit of Agents and Lenders and Company shall have no rights as a third party beneficiary of any of the provisions thereof. In performing its functions and duties under this Agreement, each Agent shall act solely as an agent of Lenders and does not assume and shall not be deemed to have assumed any obligation towards or relationship of agency or trust with or for Company or any of its Subsidiaries. Each of Arranger and Syndication Agent, without consent of or notice to any party hereto, may assign any and all of its rights or obligations hereunder to any of its Affiliates. As of the Closing Date, all obligations of Arranger and Syndication Agent hereunder shall terminate.

8.2  Powers and Duties; General Immunity.

     A. Powers; Duties Specified. Each Lender irrevocably authorizes each Agent to take such action on such Lender's behalf and to exercise such powers, rights and remedies hereunder and under the other Loan Documents as are specifically delegated or granted to such Agent by the terms hereof and thereof, together with such powers, rights and remedies as are reasonably incidental thereto. Each Agent shall have only those duties and responsi bilities that are expressly

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

specified in this Agreement and the other Loan Documents. Each Agent may exercise such powers, rights and remedies and perform such duties by or through its agents or employees. No Agent shall have, by reason of this Agreement or any of the other Loan Documents, a fiduciary relationship in respect of any Lender; and nothing in this Agreement or any of the other Loan Documents, expressed or implied, is intended to or shall be so construed as to impose upon any Agent any obligations in respect of this Agreement or any of the other Loan Documents except as expressly set forth herein or therein.

     B. No Responsibility for Certain Matters. No Agent shall be responsible to any Lender for the execution, effectiveness, genuineness, validity, enforceability, collectibility or sufficiency of this Agreement or any other Loan Document or for any representations, warranties, recitals or statements made herein or therein or made in any written or oral statements or in any financial or other statements, instruments, reports or certificates or any other documents furnished or made by any of Agent to Lenders or by or on behalf of Company to any Agent or any Lender in connection with the Loan Documents and the transactions contemplated thereby or for the financial condition or business affairs of Company or any other Person liable for the payment of any Obligations, nor shall any Agent be required to ascertain or inquire as to the performance or observance of any of the terms, conditions, provisions, covenants or agreements contained in any of the Loan Documents or as to the use of the proceeds of the Loans or as to the existence or possible existence of any Event of Default or Potential Event of Default. Anything contained in this Agreement to the contrary notwithstanding, neither Paying Agent nor Administrative Agent shall have any liability arising from confirmations of the amount of outstanding Loans.

     C. Exculpatory Provisions. None of Agents nor any of their respective officers, partners, directors, employees or agents shall be liable to Lenders for any action taken or omitted by any Agent under or in connection with any of the Loan Documents except to the extent caused by such Agent's gross negligence or willful misconduct. Each Agent shall be entitled to refrain from any act or the taking of any action (including the failure to take an action) in connection with this Agreement or any of the other Loan Documents or from the exercise of any power, discretion or authority vested in it hereunder or thereunder unless and until such Agent shall have received instructions in respect thereof from Requisite Lenders (or such other Lenders as may be required to give such instructions under subsection 9.5) and, upon receipt of such instructions from Requisite Lenders (or such other Lenders, as the case may be), such Agent shall be entitled to act or (where so instructed) refrain from acting, or to exercise such power, discretion or authority, in accordance with such instructions. Without prejudice to the generality of the foregoing, (i) each Agent shall be entitled to rely, and shall be fully protected in relying, upon any communication, instrument or document believed by it to be genuine and correct and to have been signed or sent by the proper person or persons, and shall be entitled to rely and shall be protected in relying on opinions and judgments of attorneys (who may be attorneys for Company and its Subsidiaries), accountants, experts and other professional advisors selected by it; and (ii) no Lender shall have any right of action whatsoever against any Agent as a result of such Agent acting or (where so instructed) refraining from acting under this Agreement or any of the other Loan Documents in accordance with the instructions of Requisite Lenders (or such other Lenders

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

as may be required to give such instructions under subsection 9.5). Without limiting the generality of the foregoing and the applicability thereof to the Paying Agent, the Paying Agent shall not be charged with notice or knowledge of any matter unless actually known to an officer working in its corporate trust group or unless written notice thereof has been received by it in accordance with the provisions of this Agreement. Unless otherwise expressly provided, the Paying Agent shall not have any responsibility with respect to reports, notices, certificates or other documents filed with it hereunder except to make them available for inspection at reasonable times by the Lenders.

     D. Agent Entitled to Act as Lender. The agency hereby created shall in no way impair or affect any of the rights and powers of, or impose any duties or obligations upon, any Agent in its individual capacity as a Lender hereunder. With respect to its participation in the Loans, each Agent shall have the same rights and powers hereunder as any other Lender and may exercise the same as though it were not performing the duties and functions delegated to it hereunder, and the term "Lender" or "Lenders" or any similar term shall, unless the context clearly otherwise indicates, include each Agent (other than the Paying Agent) in its individual capacity. Any Agent and its Affiliates may accept deposits from, lend money to and generally engage in any kind of banking, trust, financial advisory or other business with Company or any of its Affiliates as if it were not performing the duties specified herein, and may accept fees and other consideration from Company for services in connection with this Agreement and otherwise without having to account for the same to Lenders.

8.3 Representations and Warranties; No Responsibility For Appraisal of Credit worthiness.

     Each Lender represents and warrants that it has made its own independent investigation of the financial condition and affairs of Company and its Subsidiaries in connection with the making of the Loans hereunder and that it has made and shall continue to make its own appraisal of the creditworthiness of Company and its Subsidiaries. No Agent shall have any duty or responsibility, either initially or on a continuing basis, to make any such investigation or any such appraisal on behalf of Lenders or to provide any Lender with any credit or other information with respect thereto, whether coming into its possession before the making of the Loans or at any time or times thereafter, and no Agent shall have any responsibility with respect to the accuracy of or the completeness of any information provided to Lenders.

8.4  Right to Indemnity.

     Each Lender, in proportion to its Pro Rata Share, severally agrees to indemnify each Agent, to the extent that such Agent shall not have been reimbursed by Company, for and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses (including counsel fees and disbursements) or disbursements of any kind or nature whatsoever which may be imposed on, incurred by or asserted against such Agent in exercising its powers, rights and remedies or performing its duties hereunder or under the other Loan

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

Documents or otherwise in its capacity as such Agent in any way relating to or arising out of this Agreement or the other Loan Documents; provided that no Lender shall be liable for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting from such Agent's gross negligence or willful misconduct. If any indemnity furnished to any Agent for any purpose shall, in the opinion of such Agent, be insufficient or become impaired, such Agent may call for additional indemnity and cease, or not commence, to do the acts indem nified against until such additional indemnity is furnished.

8.5  Successor Administrative Agent.

     Administrative Agent may resign at any time by giving 30 days' prior written notice thereof to Lenders and Company, and Administrative Agent may be removed at any time with or without cause by an instrument or concurrent instruments in writing delivered to Company and Administrative Agent and signed by Requisite Lenders. Upon any such notice of resignation or any such removal, Requisite Lenders shall have the right, upon ten Business Days' notice to Company, to appoint a successor Administrative Agent reasonably acceptable to Company; provided that such acceptance of Company shall not be required so long as any Potential Event of Default or Event of Default has occurred continuing. Upon the acceptance of any appointment as Administrative Agent hereunder by a successor Administrative Agent, that successor Administrative Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring or removed Administrative Agent and the retiring or removed Administrative Agent shall be discharged from its duties and obligations under this Agreement. After any retiring or removed Administrative Agent's resignation or removal hereunder as Administrative Agent, the provisions of this
Section 8 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Administrative Agent under this Agreement.

8.6  Successor Paying Agent.

     Paying Agent may resign at any time by giving 30 days' prior written notice thereof to Lenders and Company, and Paying Agent may be removed at any time with or without cause upon 30 days' prior written notice by Administrative Agent in an instrument in writing delivered to Company and Paying Agent. Upon any such notice of resignation or any such removal, Administrative Agent shall have the right, upon ten Business Days' notice to Company, to appoint a successor Paying Agent reasonably acceptable to Company; provided that such acceptance of Company shall not be required, so long as any Potential Event of Default or Event of Default has occurred and is continuing. Upon the acceptance of any appointment as Paying Agent hereunder by a successor Paying Agent, that successor Paying Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring or removed Paying Agent and the retiring or removed Paying Agent shall be discharged from its duties and obligations under this Agreement. After any retiring or removed Paying Agent's resignation or removal hereunder as Paying Agent, the provisions of this Section 8 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Paying Agent under this Agreement.

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

                                  SECTION 9.
                                 MISCELLANEOUS

9.1  Assignments and Participations in Loans.

     A. General. Subject to subsection 9.1B, each Lender shall have the right at any time to (i) sell, assign or transfer to any Eligible Assignee, or (ii) sell participations to any Person in, all or any part of its Commitment or the Loan made by it or any other interest herein or in any other Obligations owed to it; provided that no such sale, assignment, transfer or participation shall, without the consent of Company, require Company to file a registration statement with the Securities and Exchange Commission or apply to qualify such sale, assignment, transfer or participation under the securities laws of any state; and provided, further that no such sale, assignment or transfer described in clause (i) above shall be effective unless and until an Assignment Agreement effecting such sale, assignment or transfer shall have been delivered to Paying Agent and Company and recorded in the Register as provided in subsection 9.1B(ii). Except as otherwise expressly provided in this subsection 9.1, no Lender shall, as between Company and such Lender, be relieved of any of its obligations hereunder as a result of any sale, assignment or transfer of, or any granting of participations in, all or any part of its Commitment or the Loan or other Obligations owed to such Lender.

     B.   Assignments.

          (i) Amounts and Terms of Assignments. Each Commitment, Loan or other Obligation may (a) be assigned in any amount to another Lender, or to an Affiliate of the assigning Lender or another Lender, with the giving of notice to Company and Paying Agent or (b) be assigned in an aggregate amount of not less than $1,000,000 (or such lesser amount as shall constitute the aggregate amount of the Commitment, Loan and other Obligations of the assigning Lender) to any other Eligible Assignee (treating any two or more investment funds that invest in commercial loans and that are managed or advised by the same investment advisor or by an Affiliate of such investment advisor as a single Eligible Assignee). To the extent of any such assignment in accordance with either clause (a) or (b) above, the assigning Lender shall be relieved of its obligations with respect to its Commitment, Loan or other Obligations or the portion thereof so assigned. The parties to each such assignment shall execute and deliver to Paying Agent, for its acceptance and recording in the Register and delivery of a copy thereof to Company, an Assignment Agreement and such forms, certificates or other evidence, if any, with respect to United States federal income tax withholding matters as the assignee under such Assignment Agreement may be required to deliver to Paying Agent pursuant to subsection 2.7B(iii)(a). Upon such execution, delivery, acceptance and recordation, from and after the effective date specified in such Assignment Agreement, (y) the assignee thereunder shall be a party hereto and, to the extent that rights and obligations hereunder have been assigned to it

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

     pursuant to such Assignment Agreement, shall have the rights and obligations of a Lender hereunder and (z) the assigning Lender thereunder shall, to the extent that rights and obligations hereunder have been assigned by it pursuant to such Assignment Agreement, relinquish its rights (other than any rights which survive the termination of this Agreement under subsection 9.7B) and be released from its obligations under this Agreement (and, in the case of an Assignment Agreement covering all or the remaining portion of an assigning Lender's rights and obligations under this Agreement, such Lender shall cease to be a party hereto). The Commitments hereunder shall be modified to reflect the Commitment of such assignee and any remaining Commitment of such assigning Lender and, if any such assignment occurs after the issuance of the Notes hereunder, the assigning Lender shall, upon the effectiveness of such assignment or as promptly thereafter as practicable, surrender its Note to Paying Agent for cancellation, and thereupon new Notes shall be issued to the assignee and to the assigning Lender, substantially in the form of Exhibit II annexed hereto with appropriate insertions, to reflect the outstanding Loans of the assignee and/or the assigning Lender.

          (ii) Acceptance by Paying Agent; Recordation in Register. Upon its receipt of an Assignment Agreement executed by an assigning Lender and an assignee representing that it is an Eligible Assignee, together with any forms, certificates or other evidence with respect to United States federal income tax withholding matters that such assignee may be required to deliver to Paying Agent pursuant to subsection 2.7B(iii)(a), Paying Agent shall (a) accept such Assignment Agreement by executing a counterpart thereof as provided therein, (b) record the information contained therein in the Register, and (c) give prompt notice thereof to Company. Paying Agent shall maintain a copy of each Assignment Agreement delivered to and accepted by it as provided in this subsection 9.1B(ii).

          (iii) Representation of Lenders. Each Lender initially party to this Agreement hereby represents, and each Person that becomes a Lender pursuant to an assignment permitted by this subsection 9.1B upon its becoming a Lender under this Agreement shall be deemed to represent, that it is a commercial lender, other financial institution or other "accredited investor" (as defined in Regulation D under the Securities Act) which makes loans in the ordinary course of its business and is acquiring the Loans without a view to distribution of the Loans within the meaning of the federal securities laws, and that it will make or acquire Loans for its own account in the ordinary course of such business; provided that, subject to the provisions of this subsection 9.1, the disposition of any promissory notes or other evidences of or interests in Indebtedness held by such Lender shall at all times be within its exclusive control.

     C. Participations. The holder of any participation, other than an Affiliate of the Lender granting such participation, shall not be entitled to require such Lender to take or omit to take any action hereunder except action directly affecting (i) the extension of the regularly scheduled maturity of any portion of the principal amount of or interest on any Loan allocated to such participation or (ii) a reduction of the principal amount of or the rate of interest payable on

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

any Loan allocated to such participation, and all amounts payable by Company hereunder (including amounts payable to such Lender pursuant to subsections 2.6C and 2.7) shall be determined as if such Lender had not sold such participation. Company and each Lender hereby acknowledge and agree that, solely for purposes of subsection 9.4, (a) any participation will give rise to a direct obligation of Company to the participant and (b) the participant shall be considered to be a "Lender".

     D. Assignments to Federal Reserve Banks. In addition to the assignments and participations permitted under the foregoing provisions of this subsection 9.1, any Lender may assign and pledge all or any portion of its Loan, the other Obligations owed to such Lender, and its Note to any Federal Reserve Bank as collateral security pursuant to Regulation A of the Board of Governors of the Federal Reserve System and any operating circular issued by such Federal Reserve Bank, and with the consent of Company and Administrative Agent any Lender which is an investment fund may pledge all or any portion of its Notes or Loans to its trustee in support of its obligations to such trustee; provided that (i) no Lender shall, as between Company and such Lender, be relieved of any of its obligations hereunder as a result of any such assignment and pledge and (ii) in no event shall such Federal Reserve Bank or trustee be considered to be a "Lender" or be entitled to require the assigning Lender to take or omit to take any action hereunder.

     E. Information. Each Lender may furnish any information concerning Company and its Subsidiaries in the possession of that Lender from time to time to assignees and participants (including prospective assignees and participants), subject to subsection 9.17.

     F. Representations of Lenders. Each Lender listed on the signature pages hereof hereby represents and warrants (i) that it is an Eligible Assignee described in clause (A) of the definition thereof; (ii) that it has experience and expertise in the making of loans such as the Loans; and (iii) that it will make its Loan for its own account in the ordinary course of its business and without a view to distribution of such Loan within the meaning of the Securities Act or the Exchange Act or other federal securities laws (it being understood that, subject to the provisions of this subsection 9.1, the disposition of such Loan or any interests therein shall at all times remain within its exclusive control). Each Lender that becomes a party hereto pursuant to an Assignment Agreement shall be deemed to agree that the representations and warranties of such Lender contained in Section 2(c) of such Assignment Agreement are incorporated herein by this reference. Each Lender hereby acknowledges that the Notes, Loans and other obligations hereunder as are commercial loans and not securities.

9.2  Expenses.

          Company agrees to pay promptly (i) the reasonable fees and reasonable out-of-pocket expenses and disbursements of counsel to Arranger and counsel to Paying Agent (in each case including allocated costs of internal counsel) in connection with any consents, amendments, waivers or other modifications thereto and any other documents or matters requested by Company;

(ii) all other actual and reasonable costs and expenses incurred by Arranger or Paying Agent in connection with the negotiation, preparation and execution of any consents, amendments, waivers or other modifications to the Loan Documents and the transactions contemplated thereby; and (iii) after the occurrence of an Event of Default, all costs and expenses, including reasonable attorneys' fees (including allocated costs of internal counsel), incurred by Agents and Lenders in enforcing any Obligations of or in collecting any payments due from Company hereunder or under the other Loan Documents by reason of such Event of Default or in connection with any refinancing or restructuring of the credit arrangements provided under this Agreement in the nature of a ``work-out'' or pursuant to any insolvency or bankruptcy proceedings.

9.3  Indemnity.
     ---------

     In addition to the payment of expenses pursuant to subsection 9.2, whether or not the transactions contemplated hereby shall be consummated, Company agrees to defend (by counsel selected by Company and reasonably acceptable to Agent), indemnify, pay and hold harmless Agents and Lenders, and the officers, partners, directors, employees, agents and affiliates of Agents and Lenders (collectively called the ``Indemnitees''), from and against any and all Indemnified Liabilities (as hereinafter defined); provided that Company shall not have any obligation to any Indemnitee hereunder with respect to any Indemnified Liabilities to the extent such Indemnified Liabilities arise primarily from the gross negligence or willful misconduct of that Indemnitee.

     As used herein, ``Indemnified Liabilities'' means, collectively, any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, claims, costs, expenses and disbursements of any kind or nature whatsoever (including the reasonable fees and disbursements of counsel for Indemnitees (subject to any restrictions in the preceding paragraph) in connection with any investigative, administrative or judicial proceeding commenced or threatened by any Person, whether or not any such Indemnitee shall be designated as a party or a potential party thereto, and any reasonable fees or expenses incurred by Indemnitees in enforcing this indemnity), whether direct, indirect or consequential and whether based on any federal, state or foreign laws, statutes, rules or regulations, on common law or equitable cause or on contract or otherwise, that may be imposed on, incurred by, or asserted against any such Indemnitee, in any manner relating to or arising out of (i) this Agreement or the other Loan Documents or the transactions contemplated hereby or thereby (including Lenders' agreement to make the Loans hereunder or the use or intended use of the proceeds thereof, or any enforcement of any of the Loan Documents) or (ii) any commitment letter delivered by Arranger to Company in connection with the credit facilities established hereunder.

     To the extent that the undertakings to defend, indemnify, pay and hold harmless set forth in this subsection 9.3 are applicable by their terms but may be unenforceable in whole or in part because they are violative of any law or public policy, Company shall contribute the maximum portion that it is permitted to pay and satisfy under applicable law to the payment and satisfaction of all Indemnified Liabilities incurred by Indemnitees or any of them.

9.4  Ratable Sharing.

     Lenders hereby agree among themselves that if any of them shall, whether by voluntary payment (other than a voluntary prepayment of Loans made and applied in accordance with the terms of this Agreement), by realization upon security, by counterclaim or cross action or by the enforcement of any right under the Loan Documents or otherwise, or as adequate protection of a deposit treated as cash collateral under the Bankruptcy Code, receive payment or reduction of a proportion of the aggregate amount of principal, interest, fees and other amounts then due and owing to that Lender hereunder or under the other Loan Documents (collectively, the ``Aggregate Amounts Due'' to such Lender) which is greater than the proportion received by any other Lender in respect of the Aggregate Amounts Due to such other Lender, then the Lender receiving such proportionately greater payment shall (i) notify Administrative Agent and each other Lender of the receipt of such payment and (ii) apply a portion of such payment to purchase participations (which it shall be deemed to have purchased from each seller of a participation simultaneously upon the receipt by such seller of its portion of such payment) in the Aggregate Amounts Due to the other Lenders so that all such recoveries of Aggregate Amounts Due shall be shared by all Lenders in proportion to the Aggregate Amounts Due to them; provided that if all or part of such proportionately greater payment received by such purchasing Lender is thereafter recovered from such Lender upon the bankruptcy or reorganization of Company or otherwise, those purchases shall be rescinded and the purchase prices paid for such participations shall be returned to such purchasing Lender ratably to the extent of such recovery, but without interest. Company expressly consents to the foregoing arrangement and agrees that any holder of a participation so purchased may exercise any and all rights of banker's lien, set-off or counterclaim with respect to any and all monies owing by Company to that holder with respect thereto as fully as if that holder were owed the amount of the participation held by that holder.

9.5  Amendments and Waivers.

     A. No amendment, modification, termination or waiver of any provision of the Loan Documents, or consent to any departure by Company therefrom, shall in any event be effective without the written concurrence of Requisite Lenders; provided that no such amendment, modification, termination, waiver or consent shall, without the consent of each Lender (with Obligations directly affected in the case of the following clause (i)): (i) extend the scheduled final maturity of any Loan or Note, or waive, reduce or postpone any scheduled repayment set forth in subsection 2.4A, or reduce the rate of interest on any Loan or extend the time for payment of any such interest, or reduce the principal amount of any Loan or the amount of any prepayment fees payable hereunder, (ii) amend, modify, terminate or waive any provision of this subsection 9.5, or (iii) reduce the percentage specified in the definition of ``Requisite Lenders'' or the percentage of Lenders required in respect of any action under Section 7, or (iv) impair the right to institute suit for the enforcement of any payment on or with respect to any Obligations; provided, further that no such amendment, modification, termination or waiver shall (1) increase the Commitments of any Lender over the amount thereof then in effect without the consent of such Lender (it being understood that no amendment, modification or waiver of any condition precedent, covenant, Potential Event of Default or Event of Default shall constitute an increase in the Commitment of any Lender, and that no increase in the available portion of any Commitment of any Lender shall constitute an increase in such Commitment of such Lender); or (2) amend, modify, terminate or waive any provision of Section 8 or subsection 2.3 as the same applies to each Agent, or any other provision of this Agreement as the same applies to the rights or obligations of any Agent, in each case without the consent of such Agent.

     B. Paying Agent may, but shall have no obligation to, with the concurrence of any Lender, execute amendments, modifications, waivers or consents on behalf of that Lender. Any waiver or consent shall be effective only in the specific instance and for the specific purpose for which it was given. No notice to or demand on Company in any case shall entitle Company to any other or further notice or demand in similar or other circumstances. Any amendment, modification, termination, waiver or consent effected in accordance with this subsection 9.5 shall be binding upon each Lender at the time outstanding, each future Lender and, if signed by Company, on Company.

9.6  Notices.

     Unless otherwise specifically provided herein, any notice or other communication herein required or permitted to be given shall be in writing and may be personally served, telexed or sent by telefacsimile or United States mail or courier service and shall be deemed to have been given when delivered in person or by courier service, upon receipt of telefacsimile, or three Business Days after depositing it in the United States mail with postage prepaid and properly addressed; provided that notices to any Agent shall not be effective until received. For the purposes hereof, the address of each party hereto shall be as set forth under such party's name on the signature pages hereof or (i) as to Company and any Agent, such other address as shall be designated by such Person in a written notice delivered to the other parties hereto and (ii) as to each other party, such other address as shall be designated by such party in a written notice delivered to Paying Agent and Company.

9.7   Survival of Representations, Warranties and Agreements.

      A. All representations, warranties and agreements made herein shall survive the execution and delivery of this Agreement and the making of the Loans hereunder.

     B. Notwithstanding anything in this Agreement or implied by law to the contrary, the agreements of Company set forth in subsections 2.3, 2.6C, 2.7, 9.2 and 9.3 and the agreements of Lenders set forth in subsections 8.2C, 8.4 and 9.4 shall survive the payment of the Loans and the termination of this Agreement.

9.8  Failure or Indulgence Not Waiver; Remedies Cumulative.

     No failure or delay on the part of Agents or any Lender in the exercise of any power, right or privilege hereunder or under any other Loan Document shall impair such power, right or privilege or be construed to be a waiver of any default or acquiescence therein, nor shall any single or partial exercise of any such power, right or privilege preclude other or further exercise thereof or of any other power, right or privilege. All rights and remedies existing under this Agreement and the other Loan Documents are cumulative to, and not exclusive of, any rights or remedies otherwise available.

9.9  Marshalling; Payments Set Aside.

     No Agent nor any Lender shall be under any obligation to marshal any assets in favor of Company or any other party or against or in payment of any or all of the Obligations. To the extent that Company makes a payment or payments to any Agent or Lenders (or to any Agent for the benefit of Lenders), and such payment or payments or the proceeds of such enforcement or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside and/or required to be repaid to a trustee, receiver or any other party under any bankruptcy law, any other state or federal law, common law or any equitable cause, then, to the extent of such recovery, the obligation or part thereof originally intended to be satisfied, and all Liens, rights and remedies therefor or related thereto, shall be revived and continued in full force and effect as if such payment or payments had not been made or such enforcement or setoff had not occurred.

9.10 Severability.

     In case any provision in or obligation under this Agreement or the Notes shall be invalid, illegal or unenforceable in any jurisdiction, the validity, legality and enforceability of the remaining provisions or obligations, or of such provision or obligation in any other jurisdiction, shall not in any way be affected or impaired thereby.

9.11 Obligations Several; Independent Nature of Lenders' Rights.

     The obligations of Lenders hereunder are several and no Lender shall be responsible for the obligations or Commitments of any other Lender hereunder. Nothing contained herein or in any other Loan Document, and no action taken by Lenders pursuant hereto or thereto, shall be deemed to constitute Lenders as a partnership, an association, a joint venture or any other kind of entity. The amounts payable at any time hereunder to each Lender shall be a separate and independent debt, and each Lender shall be entitled to protect and enforce its rights arising out of this Agreement and it shall not be necessary for any other Lender to be joined as an additional party in any proceeding for such purpose.

9.12  Headings.

      Section and subsection headings in this Agreement are included herein for convenience of reference only and shall not constitute a part of this Agreement for any other purpose or be given any substantive effect.

9.13  Applicable Law.

      THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF NEW YORK (INCLUDING SECTION 5-1401 OF THE GENERAL OBLIGATIONS LAW OF THE STATE OF NEW YORK), WITHOUT REGARD TO CONFLICTS OF LAWS PRINCIPLES.

9.14  Successors and Assigns.

      This Agreement shall be binding upon the parties hereto and their respective successors and assigns and shall inure to the benefit of the parties hereto and the successors and assigns of Lenders (it being understood that Lenders' rights of assignment are subject to subsection 9.1). Neither Company's rights or obligations hereunder nor any interest therein may be assigned or delegated by Company without the prior written consent of all Lenders.

9.15  Consent to Jurisdiction and Service of Process.

      ALL JUDICIAL PROCEEDINGS ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT, OR ANY OBLIGATIONS THEREUNDER, MAY BE BROUGHT IN ANY STATE OR FEDERAL COURT OF COMPETENT JURISDICTION IN THE STATE, COUNTY AND CITY OF NEW YORK. BY EXECUTING AND DELIVERING THIS AGREEMENT, EACH PARTY HERETO, FOR ITSELF AND IN CONNECTION WITH ITS PROPERTIES, IRREVOCABLY

          (I) ACCEPTS GENERALLY AND UNCONDITIONALLY THE NONEXCLUSIVE JURISDICTION AND VENUE OF SUCH COURTS;

          (II)  WAIVES ANY DEFENSE OF FORUM NON CONVENIENS;

          (III) AGREES THAT SERVICE OF ALL PROCESS IN ANY SUCH PROCEEDING IN ANY SUCH COURT MAY BE MADE BY REGISTERED OR CERTIFIED MAIL, RETURN RECEIPT REQUESTED, TO SUCH PARTY AT ITS ADDRESS PROVIDED IN ACCORDANCE WITH SUBSECTION 9.6;

          (IV) AGREES THAT SERVICE AS PROVIDED IN CLAUSE (III) ABOVE IS SUFFICIENT TO CONFER PERSONAL JURISDICTION OVER SUCH PARTY IN ANY SUCH PROCEEDING IN ANY SUCH COURT, AND OTHERWISE CONSTITUTES EFFECTIVE AND BINDING SERVICE IN EVERY RESPECT;

          (V) AGREES THAT LENDERS RETAIN THE RIGHT TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR TO BRING PROCEEDINGS AGAINST COMPANY IN THE COURTS OF ANY OTHER JURISDICTION; AND

          (VI) AGREES THAT THE PROVISIONS OF THIS SUBSECTION 9.15 RELATING TO JURISDICTION AND VENUE SHALL BE BINDING AND EN-FORCEABLE TO THE FULLEST EXTENT PERMISSIBLE UNDER NEW YORK GENERAL OBLIGATIONS LAW SECTION 5-1402 OR OTHERWISE.

9.16 Waiver of Jury Trial.

     EACH OF THE PARTIES TO THIS AGREEMENT HEREBY AGREES TO WAIVE ITS RESPECTIVE RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF THIS AGREEMENT OR ANY OF THE OTHER LOAN DOCUMENTS OR ANY DEALINGS BETWEEN THEM RELATING TO THE SUBJECT MATTER OF THIS LOAN TRANSACTION OR THE LENDER/BORROWER RELATIONSHIP THAT IS BEING ESTABLISHED. The scope of this waiver is intended to be all-encompassing of any and all disputes that may be filed in any court and that relate to the subject matter of this transaction, including contract claims, tort claims, breach of duty claims and all other common law and statutory claims. Each party hereto acknowledges that this waiver is a material inducement to enter into a business relationship, that each has already relied on this waiver in entering into this Agreement, and that each will continue to rely on this waiver in their related future dealings. Each party hereto further warrants and represents that it has reviewed this waiver with its legal counsel and that it knowingly and voluntarily waives its jury trial rights following consultation with legal counsel. THIS WAIVER IS IRREVOCABLE, MEANING THAT IT MAY NOT BE MODIFIED EITHER ORALLY OR IN WRITING (OTHER THAN BY A MUTUAL WRITTEN WAIVER SPECIFICALLY REFERRING TO THIS SUBSECTION 9.16 AND EXECUTED BY EACH OF THE PARTIES HERETO), AND THIS WAIVER SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, RENEWALS, SUPPLEMENTS OR MODIFICATIONS TO THIS AGREEMENT OR ANY OF THE OTHER LOAN DOCUMENTS OR TO ANY OTHER DOCUMENTS OR AGREEMENTS RELATING TO THE LOANS MADE HEREUNDER. In the event of litigation, this Agreement may be filed as a written consent to a trial by the court.

9.17 Confidentiality.

     Each Lender shall hold as confidential all non-public information obtained pursuant to the requirements of this Agreement which has been identified as confidential by Company in accordance with such Lender's customary procedures for handling confidential information of this nature and in accordance with prudent lending or investing practices, it being understood and agreed by Company that in any event a Lender may make disclosures to (a) Affiliates of such Lender or disclosures reasonably required by any bona fide assignee, transferee or participant in connection with the contemplated assignment or transfer by such Lender of its Loan or any participations therein, (b) to such of its respective officers, directors, employees, agents, affiliates and representatives as need to know such information, (c) to the extent requested by any regulatory authority, (d) to the extent otherwise required by applicable laws and regulations or by any subpoena or similar legal process or disclosures required by the National Association of Insurance Commissioners, (e) in connection with any suit, action or proceeding relating to the enforcement of its rights hereunder or under the other Loan Documents or (f) to the extent such information (i) is publicly available other than as a result of a breach of this subsection 9.17 or (ii) becomes available to any Agent or any Lender on a nonconfidential basis from a source other than Company.

9.18 Counterparts; Effectiveness.

     This Agreement and any amendments, waivers, consents or supplements hereto or in connection herewith may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed an original, but all such counterparts together shall constitute but one and the same instrument; signature pages may be detached from multiple separate counterparts and attached to a single counterpart so that all signature pages are physically attached to the same document. This Agreement shall become effective upon the execution of a counterpart hereof by each of the parties hereto and receipt by Company and Administrative Agent and Paying Agent of written or telephonic notification of such execution and authorization of delivery thereof.


                 [Remainder of page intentionally left blank]

   IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered by their respective officers thereunto duly authorized as of the date first written above.

          COMPANY:

                         CLARK REFINING & MARKETING, INC.


                         By:______________________________
                              Name:
                              Title:


                         Notice Address:

                         Clark Refining & Marketing, Inc.
                         8182 Maryland Avenue
                         St. Louis, Missouri  63105
                         Attention: President
                         Telephone: (314) 854-9696
                         Facsimile: (314) 854-1570

AGENTS AND LENDERS:      GOLDMAN SACHS CREDIT PARTNERS L.P.,
                         individually, and as Arranger, Syndication Agent and Administrative Agent


                         By:_________________________
                              Authorized Signatory


                         Notice Address:

                         Goldman Sachs Credit Partners L.P.
                         85 Broad Street
                         New York, New York 10004
                         Attention:  Lisa Laura Mays
                         Telephone:  (212) 902-2886
                         Facsimile:  (212) 902-3757

                         with a copy to:

                         Goldman Sachs Credit Partners L.P.
                         85 Broad Street
                         New York, New York 10004
                         Attention: Lola Small
                         Telephone: (212) 902-2391
                         Facsimile: (212) 902-3000

                         STATE STREET BANK AND TRUST COMPANY OF MISSOURI, N.A., as Paying Agent


                         By:_________________________
                              Name: Robert A. Clasquin
                              Title:  Assistant Vice President


                         Notice Address:

                         State Street Bank and Trust Company of Missouri, N.A. 1 Metropolitan Square, 39th Floor
                         211 North Broadway
                         St. Louis, Missouri  63107
                         Attention:  Robert A. Clasquin
                         Telephone:  (314) 206-3016

                         Facsimile:  (314) 206-3055

                                                                       EXECUTION
================================================================================



                               CREDIT AGREEMENT


                         DATED AS OF NOVEMBER 21, 1997


                                     AMONG


                       CLARK REFINING & MARKETING, INC.,
                                 as Borrower,

                          THE LENDERS LISTED HEREIN,
                                  as Lenders,

                      GOLDMAN SACHS CREDIT PARTNERS L.P.,
                                 as Arranger,

                      GOLDMAN SACHS CREDIT PARTNERS L.P.,
                             as Syndication Agent,

            STATE STREET BANK AND TRUST COMPANY OF MISSOURI, N.A.,
                                as Paying Agent

                                      AND

                      GOLDMAN SACHS CREDIT PARTNERS L.P.,
                            as Administrative Agent

                      ===================================

                                 CO-MANAGERS:

                          BT ALEX BROWN INCORPORATED
                           BEAR, STEARNS & CO. INC.
              DONALDSON, LUFKIN & JENRETTE SECURITIES CORPORATION
                             LEHMAN BROTHERS INC.
================================================================================

                       CLARK REFINING & MARKETING, INC.

                               CREDIT AGREEMENT

                               TABLE OF CONTENTS
                               -----------------


                                                                                                                      Page
                                                                                                                      ----
                                  SECTION 1.
                                 DEFINITIONS........................................................................   1

1.1  Certain Defined Terms..........................................................................................   1
1.2  Accounting Terms...............................................................................................  27
1.3  Other Definitional Provisions and Rules of Construction........................................................  27
1.4  Compliance Certificates and Opinions...........................................................................  27
1.5  Form of Documents Delivered to Agents..........................................................................  28

                                  SECTION 2.
     AMOUNTS AND TERMS OF COMMITMENTS AND LOANS.....................................................................  28
2.1  Commitments; Making of Loans; the Register; Notes..............................................................  28
2.2  Interest on the Loans..........................................................................................  31
2.3  Fees...........................................................................................................  32
2.4  Repayments and Prepayments; General Provisions Regarding Payments..............................................  32
2.5  Use of Proceeds................................................................................................  37
2.6  Special Provisions Governing Eurodollar Rate Loans.............................................................  37
2.7  Increased Costs; Taxes; Capital Adequacy.......................................................................  40
2.8  Obligation of Lenders to Mitigate..............................................................................  44
2.9  Removal or Replacement of a Lender.............................................................................  44

                                  SECTION 3.
                            CONDITIONS TO LOANS.....................................................................  45
3.1  Company Documents..............................................................................................  45
3.2  Issuance of Fixed Rate Senior Notes............................................................................  46
3.3  Issuance of Subordinated Notes.................................................................................  46
3.4  Purchase of Special Dividend; Redemption of Holdings Zero  Coupon Notes........................................  46
3.5  Indentures.....................................................................................................  47
3.6  Legal Opinions.................................................................................................  47
3.7  Fees...........................................................................................................  47
3.8  Notice of Borrowing............................................................................................  47
3.9  Officers' Certificate Regarding Certain Conditions.............................................................  48

                                  SECTION 4.
     COMPANY'S REPRESENTATIONS AND WARRANTIES.......................................................................  48
4.1  Organization, Powers, Qualification, Good Standing, Business and Subsidiaries..................................  48

                                      (i)


                                                                                                                      Page
                                                                                                                      ----
4.2   Authorization of Borrowing, etc................................................................................  49
4.3   Valid Issuance of New Notes....................................................................................  50
4.4   No Material Adverse Change.....................................................................................  51
4.5   Title to Properties; Liens.....................................................................................  51
4.6   Litigation.....................................................................................................  51
4.7   Insurance of Properties........................................................................................  51
4.8   Performance of Agreements......................................................................................  52
4.9   Securities Activities..........................................................................................  52
4.10  Accountants....................................................................................................  53
4.11  Environmental Protection.......................................................................................  53
4.12  Employee Matters...............................................................................................  53
4.13  Disclosure.....................................................................................................  53

                                   SECTION 5.
                       COMPANY'S AFFIRMATIVE COVENANTS...............................................................  54
5.1   Financial Statements and Other Reports.........................................................................  54
5.2   Corporate Existence, etc.......................................................................................  55
5.3   Payment of Taxes and Claims; Tax Consolidation.................................................................  55
5.4   Maintenance of Properties......................................................................................  56
5.5   Compliance with Laws, etc......................................................................................  56

                                   SECTION 6.
                        COMPANY'S NEGATIVE COVENANTS.................................................................  56
6.1   Indebtedness...................................................................................................  56
6.2   Prohibition on Liens and Related Matters.......................................................................  57
6.3   Limitation on Dividend and Other Payment Restrictions Affecting Restricted Subsidiaries of Company.............  57
6.4   Restrictions on Guaranties.....................................................................................  58
6.5   Limitations on Restricted Payments.............................................................................  58
6.6   Limitation on Merger, Consolidation, Sales of Assets...........................................................  61
6.7   Limitation on Certain Asset Dispositions.......................................................................  62
6.8   Transactions with Shareholders and Affiliates..................................................................  63
6.9   Restrictions on Secured Indebtedness...........................................................................  64
6.10  Restrictions on Sales and Leasebacks...........................................................................  65
6.11  Other Agreements...............................................................................................  66
6.12  Effect of Investment Grade Rating..............................................................................  66

                                   SECTION 7.
                              EVENTS OF DEFAULT......................................................................  66
7.1   Failure to Make Payments When Due..............................................................................  66
7.2   Default in Other Agreements....................................................................................  66
7.3   Breach of Certain Covenants....................................................................................  67

                                     (ii)


                                                                                                                          Page
                                                                                                                          ----
7.4   Other Defaults Under Loan Documents................................................................................   67
7.5   Involuntary Bankruptcy; Appointment of Receiver, etc...............................................................   67
7.6   Voluntary Bankruptcy; Appointment of Receiver, etc.................................................................   67
7.7   Judgments and Attachments..........................................................................................   68
7.8   Breach of Warranty.................................................................................................   68

                                   SECTION 8.
                                   AGENTS................................................................................   70
8.1  Appointment.........................................................................................................   70
8.2  Powers and Duties; General Immunity.................................................................................   70
8.3  Representations and Warranties; No Responsibility For Appraisal of Creditworthiness.................................   72
8.4  Right to Indemnity..................................................................................................   72
8.5  Successor Administrative Agent......................................................................................   73
8.6  Successor Paying Agent..............................................................................................   73

                                   SECTION 9.
                                MISCELLANEOUS............................................................................   73
9.1   Assignments and Participations in Loans............................................................................   73
9.2   Expenses...........................................................................................................   76
9.3   Indemnity..........................................................................................................   77
9.4   Ratable Sharing....................................................................................................   77
9.5   Amendments and Waivers.............................................................................................   78
9.6   Notices............................................................................................................   79
9.7   Survival of Representations, Warranties and Agreements.............................................................   79
9.8   Failure or Indulgence Not Waiver; Remedies Cumulative..............................................................   79
9.9   Marshalling; Payments Set Aside....................................................................................   80
9.10  Severability.......................................................................................................   80
9.11  Obligations Several; Independent Nature of Lenders' Rights.........................................................   80
9.12  Headings...........................................................................................................   80
9.13  Applicable Law.....................................................................................................   80
9.14  Successors and Assigns.............................................................................................   81
9.15  Consent to Jurisdiction and Service of Process.....................................................................   81
9.16  Waiver of Jury Trial...............................................................................................   82
9.17  Confidentiality....................................................................................................   82
9.18  Counterparts; Effectiveness........................................................................................   83

      Signature pages....................................................................................................  S-1

                                     (iii)

                                   EXHIBITS


I         FORM OF NOTICE OF BORROWING
II        FORM OF NOTE
III       FORM OF OPINION OF MAYER BROWN & PLATT
IV        FORM OF OPINION OF O'MELVENY & MYERS LLP
V         FORM OF ASSIGNMENT AGREEMENT
VI        FORM OF CERTIFICATE RE NON-BANK STATUS



                                   SCHEDULES


2.1  LENDERS' COMMITMENTS AND PRO RATA SHARES

                                     (iv)